                                                                    Exhibit 10.1

================================================================================

                                CREDIT AGREEMENT

                                   ----------

                               AREP OIL & GAS LLC,
                                   as Borrower

                               CITICORP USA, INC.,
                             as Administrative Agent

                      BEAR STEARNS CORPORATE LENDING INC.,
                              as Syndication Agent

                       and CERTAIN FINANCIAL INSTITUTIONS,
                                   as Lenders

                                   ----------

             $500,000,000 Senior Secured Revolving Credit Agreement

                                December 20, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I - Definitions and References...................................     1
   Section 1.1.   Defined Terms..........................................     1
   Section 1.2.   Exhibits and Schedules; Additional Definitions.........    27
   Section 1.3.   Terms Generally; References and Titles.................    27
   Section 1.4.   Calculations and Determinations........................    28
   Section 1.5.   Joint Preparation; Construction of Indemnities and
                     Releases............................................    28

ARTICLE II - The Loans and Letters of Credit.............................    28
   Section 2.1.   Commitments to Lend; Notes.............................    28
   Section 2.2.   Requests for New Loans.................................    29
   Section 2.3.   Continuations and Conversions of Existing Loans........    30
   Section 2.4.   Use of Proceeds........................................    31
   Section 2.5.   Interest Rates and Fees; Payment Dates.................    31
   Section 2.6.   Optional Prepayments...................................    32
   Section 2.7.   Mandatory Prepayments..................................    33
   Section 2.8.   Initial Borrowing Base.................................    34
   Section 2.9.   Subsequent Determinations of Borrowing Base............    34
   Section 2.10.  Letters of Credit......................................    36
   Section 2.11.  Requesting Letters of Credit...........................    37
   Section 2.12.  Reimbursement and Participations.......................    37
   Section 2.13.  Letter of Credit Fees..................................    39
   Section 2.14.  No Duty to Inquire.....................................    39
   Section 2.15.  LC Collateral..........................................    40
   Section 2.16.  Obligations of Lenders Several.........................    41
   Section 2.17.  Increase in Commitments................................    41

ARTICLE III - Payments to Lenders........................................    42
   Section 3.1.   General Procedures.....................................    42
   Section 3.2.   Increased Costs........................................    44
   Section 3.3.   Illegality.............................................    45
   Section 3.4.   Funding Losses.........................................    45
   Section 3.5.   Taxes..................................................    45
   Section 3.6.   Alternative Rate of Interest...........................    47
   Section 3.7.   Mitigation Obligations; Replacement of Lenders.........    48
   Section 3.8.   Payments by Borrower; Presumptions by Administrative
                     Agent...............................................    49

ARTICLE IV - Conditions Precedent to Lending.............................    49
   Section 4.1.   Documents to be Delivered..............................    49
   Section 4.2.   Additional Conditions Precedent........................    51

ARTICLE V - Representations and Warranties...............................    52

   Section 5.1.   No Default.............................................    52
   Section 5.2.   Organization and Good Standing.........................    52
   Section 5.3.   Authorization..........................................    52
   Section 5.4.   No Conflicts, Contravention or Consents; No Violation
                     of Rights...........................................    52
   Section 5.5.   Enforceable Obligations................................    53
   Section 5.6.   Initial Financial Statements...........................    53
   Section 5.7.   Other Obligations and Restrictions.....................    53
   Section 5.8.   Full Disclosure........................................    53
   Section 5.9.   Litigation.............................................    54
   Section 5.10.  Labor Disputes and Acts of God.........................    54
   Section 5.11.  ERISA Plans and Liabilities............................    54
   Section 5.12.  Environmental and Other Laws...........................    54
   Section 5.13.  Names and Places of Business...........................    55
   Section 5.14.  Subsidiaries...........................................    55
   Section 5.15.  Government Regulation..................................    55
   Section 5.16.  Solvency...............................................    55
   Section 5.17.  Title to Properties; Licenses..........................    55
   Section 5.19.  Leases and Contracts; Performance of Obligations.......    56
   Section 5.20.  Sale of Production.....................................    57
   Section 5.21.  Operation of Oil and Gas Properties....................    58
   Section 5.22.  Ad Valorem and Severance Taxes; Litigation.............    58
   Section 5.23.  Internal Control Event.................................    58
   Section 5.24.  Separateness of Each Credit Party......................    58

ARTICLE VI - Affirmative Covenants of Borrower...........................    59
   Section 6.1.   Payment and Performance................................    59
   Section 6.2.   Books, Financial Statements and Reports................    59
   Section 6.3.   Other Information and Inspections......................    61
   Section 6.4.   Notice of Material Events and Change of Name or
                     Address.............................................    62
   Section 6.5.   Maintenance of Properties..............................    62
   Section 6.6.   Maintenance of Existence and Qualifications............    63
   Section 6.7.   Payment of Trade Liabilities, Taxes, etc...............    63
   Section 6.8.   Insurance..............................................    63
   Section 6.9.   Performance on Borrower's Behalf.......................    64
   Section 6.10.  Interest...............................................    64
   Section 6.11.  Compliance with Agreements and Law.....................    64
   Section 6.12.  Environmental Matters; Environmental Reviews...........    64
   Section 6.13.  Actions after the Initial Equity Offering..............    65
   Section 6.14.  Bank Accounts; Offset..................................    65
   Section 6.15.  Guaranties.............................................    66
   Section 6.16.  Production Proceeds....................................    66
   Section 6.17.  Collateral.............................................    66
   Section 6.18.  Separateness of Each Credit Party......................    67

ARTICLE VII - Negative Covenants of Borrower.............................    68
   Section 7.1.   Indebtedness...........................................    68

   Section 7.2.   Limitation on Liens....................................    69
   Section 7.3.   Hedging Contracts......................................    69
   Section 7.4.   Limitation on Mergers, Issuances of Securities.........    70
   Section 7.5.   Limitation on Sales of Property........................    71
   Section 7.6.   Limitation on Distributions; Prepayments of Allowed
                     Second Lien/Unsecured Indebtedness..................    71
   Section 7.7.   Limitation on Investments and New Businesses...........    73
   Section 7.8.   Limitation on Credit Extensions........................    73
   Section 7.9.   Transactions with Affiliates; No Prepayments or
                     Amendments of Restated NEGO Credit Facility.........    73
   Section 7.10.  Prohibited Contracts...................................    73
   Section 7.11.  Financial Covenants....................................    74

ARTICLE VIII - Events of Default and Remedies............................    74
   Section 8.1.   Events of Default......................................    74
   Section 8.2.   Remedies...............................................    76
   Section 8.3.   Application of Proceeds after Acceleration.............    76

ARTICLE IX - Administrative Agent........................................    77
   Section 9.1.   Appointment and Authority..............................    77
   Section 9.2.   Reliance by Administrative Agent.......................    78
   Section 9.3.   Non-Reliance on Administrative Agent and Other
                     Lenders.............................................    78
   Section 9.4.   Rights as a Lender.....................................    78
   Section 9.5.   Sharing of Set-Offs and Other Payments.................    79
   Section 9.6.   Investments............................................    79
   Section 9.7.   Resignation of Administrative Agent....................    79
   Section 9.8.   Delegation of Duties...................................    80
   Section 9.9.   No Other Duties, etc...................................    80

ARTICLE X - Miscellaneous................................................    80
   Section 10.1.  Waivers and Amendments; Acknowledgments................    80
   Section 10.2.  Survival of Agreements; Cumulative Nature..............    83
   Section 10.3.  Notices; Effectiveness; Electronic Communication.......    83
   Section 10.4.  Expenses; Indemnity; Damage Waiver.....................    85
   Section 10.5.  Successors and Assigns; Joint and Several Liability....    86
   Section 10.6.  Confidentiality........................................    89
   Section 10.7.  Governing Law; Submission to Process...................    89
   Section 10.8.  Limitation on Interest.................................    90
   Section 10.9.  Termination; Limited Survival..........................    91
   Section 10.10. Severability...........................................    91
   Section 10.11. Counterparts; Integration; Effectiveness...............    91
   Section 10.12. Waiver of Jury Trial, Punitive Damages, etc............    91
   Section 10.13. USA PATRIOT Act Notice.................................    92

Schedules and Exhibits:

Schedule 1 - Disclosure Schedule
Schedule 2 - Security Schedule
Schedule 3 - Insurance Schedule
Schedule 4 - Allowed Second Lien/Unsecured Indebtedness
Schedule 5 - Lenders Schedule
Schedule 6 - Required Closing Date Hedges

Exhibit A - Form of Promissory Note
Exhibit B - Form of Borrowing Notice
Exhibit C - Form of Continuation/Conversion Notice
Exhibit D - Form of Certificate Accompanying Financial Statements
Exhibit E - Assignment and Assumption Agreement
Exhibit F - Letter of Credit Application
Exhibit G - Commitment Increase Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of December 20, 2005, by and among AREP Oil & Gas LLC, a Delaware limited liability company ("Borrower"), Citicorp USA, Inc., individually and as administrative agent ("Administrative Agent") and as LC Issuer, Bear Stearns Corporate Lending Inc., as syndication agent, and the Lenders referred to below.

                                   WITNESSETH:

     In consideration of the mutual covenants and agreements contained herein in consideration of the loans which may hereafter be made by Lenders and the Letters of Credit which may be made available by LC Issuer to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                     ARTICLE I - Definitions and References

     Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

     "Adjusted Base Rate" means, on any day, the Base Rate for such day plus the Base Rate Margin for such day, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

     "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any day during any Interest Period therefor, the rate per annum equal to the sum of (a) the Eurodollar Margin for such day plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.

     "Administrative Agent" means Citicorp USA, Inc., as Administrative Agent hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Aggregate Commitments" means, at any time, the sum of the Commitments then in effect. On the date hereof the Aggregate Commitments total $335,000,000 but are subject to increase hereafter pursuant to Section 2.17.

     "Agreement" means this Credit Agreement.

     "Allowed Second Lien/Unsecured Indebtedness" means Indebtedness for borrowed money under the "Bonds" or the "Second Lien Notes" described in
Schedule 4 hereto, provided that all applicable conditions and requirements described in such Schedule have been satisfied at the time Borrower becomes liable thereunder.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

     "Applicable Utilization Level" means on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Facility Usage divided by (ii) the Borrowing Base (the "Utilization Percent"):

Applicable Utilization Level          Utilization Percent
----------------------------   --------------------------------
          Level I                        less than 33%

          Level II             greater than or equal to 33% but
                                         less than 66%

          Level III            greater than or equal to 66% but
                                         less than 80%

          Level IV               Greater than or equal to 80%

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "AREH" means American Real Estate Holdings Limited Partnership, a Delaware limited partnership.

     "AREP" means American Real Estate Partners, L.P., a Delaware limited partnership.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by Administrative Agent.

     "Available Borrowing Base" means, at any time of determination, the remainder of (a) the lesser of the Borrowing Base or the Aggregate Commitments, minus (b) the Facility Usage.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

     (a) the rate of interest announced publicly by Administrative Agent in New York, New York, from time to time, as Administrative Agent's base rate;

     (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three week moving average of secondary market morning offering rates in the United States for three month certificates of deposit of major United States money market banks, such three week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three week period ending on the previous Friday by Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by Administrative Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Administrative Agent in respect of liabilities consisting of or including (among other liabilities) three month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three week period of the maximum annual assessment rates estimated by Administrative Agent for determining the then current annual assessment payable by Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

     (c) 0.5% per annum plus the Federal Funds Rate.

     "Base Rate Loan" means a Loan that bears interest at the Adjusted Base
Rate.

     "Base Rate Margin" means, on any date, with respect to each Base Rate Loan, the rate per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level   Base Rate Margin
----------------------------   ----------------
          Level I                    0.00%

          Level II                   0.25%

          Level III                  0.50%

          Level IV                   0.75%

Changes in the applicable Base Rate Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Administrative Agent will give notice promptly to Borrower and the Lenders of changes in the Base Rate Margin.

     "Borrower" means AREP Oil & Gas LLC, a Delaware limited liability company.

     "Borrowing" means a borrowing of new Loans of a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined in accordance with the provisions of Section 2.9; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Senior Credit Amount.

     "Borrowing Base Deficiency" has the meaning given to such term in Section 2.7(b).

     "Borrowing Base Period" means (a) the time period from the date of this Agreement until the first Scheduled Redetermination; and (b) thereafter each period from and including the date of a Scheduled Redetermination until, but not including, the date of the next Scheduled Redetermination.

     "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Administrative Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which should, in accordance with GAAP, appear as a liability on the balance sheet of such Person.

     "Cash Equivalents" means Investments in:

     (a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

     (b) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the

Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody's or AA- by S & P;

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

     (d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S & P;

     (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above; and

     (f) auction rated reset securities rated at least A by S&P or A by Moody's (notwithstanding their classification under GAAP).

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law, or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Governmental Authority.

     "Change of Control" means the occurrence of any event or series of events pursuant to which:

     (a) at any time, any Person or two or more Persons acting as a group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) shall own, directly or indirectly, more of the economic interests and voting power of the Equity of Borrower than the Icahn Group, or

     (b) prior to the Initial Equity Offering, the Icahn Group shall cease to own for any reason, directly or indirectly, greater than 30% of the outstanding voting securities of Borrower, measured by voting power (including both common Equity and any preferred Equity or other Equity entitling the holders thereof to vote with the holders of common Equity in elections for directors of Borrower). As used herein, "Icahn Group" means (1) Carl C. Icahn, any spouse and any child, stepchild, sibling or descendant of Carl C. Icahn, (2) any estate of Carl C. Icahn or any Person under clause (1), (3) any Person who receives a beneficial interest in any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest for the benefit of, or as a fiduciary for, any person under clauses (1), (2), or
(3) to the extent of such interest and (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or Controlled by Carl C. Icahn or any other Person or Persons identified in clauses
(1), (2) or (3).

     "Closing Date" means the date on which all of the conditions precedent set forth in Section 4.1 and Section 4.2 shall have been satisfied or waived.

     "Collateral" means (a) all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien, and (b) all NEGO Collateral.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Letters of Credit issued upon the application of, Borrower in an aggregate amount not exceeding the amount set forth on the Lenders Schedule or as set forth in any Assignment and Assumption relating to any assignment that has become effective pursuant to Section 10.5, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Fee Rate" means, on any date, the rate per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level   Commitment Fee Rate
----------------------------   -------------------
          Level I                     0.375%

          Level II                    0.375%

          Level III                   0.50%

          Level IV                    0.50%

Changes in the applicable Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Administrative Agent will give notice promptly to Borrower and the Lenders of changes in the Commitment Fee Rate.

     "Commitment Period" means the period from and including the Closing Date until the Maturity Date (or, if earlier, the day on which the obligations of Lenders to make Loans hereunder or the obligations of LC Issuer to issue Letters of Credit hereunder have been terminated or the Notes first become due and payable in full).

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Current Assets" means, for any period, the aggregate amount of all assets of Borrower and its Consolidated Subsidiaries which would be properly classified as current assets in accordance with GAAP plus any Available Borrowing Base, but excluding any unrealized assets resulting from compliance with the Financial Accounting Standards Board's Statement 133 concerning mark-to-market requirements on hedging transactions.

     "Consolidated Current Liabilities" means, for any period, the aggregate amount of all liabilities of Borrower and its Consolidated Subsidiaries which would be properly classified as current liabilities in accordance with GAAP, but excluding (i) any unrealized liabilities resulting from compliance with the Financial Accounting Standards Board's Statement 133 concerning mark-to-market requirements on hedging transactions, and (ii) any current liabilities relating to Intercompany Obligations.

     "Consolidated EBITDA" means for any period of four consecutive Fiscal Quarters, the Consolidated Net Income of Borrower for such period; plus each of the following (without duplication) determined for Borrower and its Consolidated Subsidiaries on a Consolidated basis for such period: (a) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; (b) any interest expense deducted in determining Consolidated Net Income; and (c) any depreciation, depletion or amortization expense deducted in determining Consolidated Net Income and any other non-cash charge, expense or loss deducted in determining Consolidated Net Income; and minus each of the following (without duplication) determined for Borrower and its Consolidated Subsidiaries on a Consolidated basis for such period, to the extent included in determining such Consolidated Net Income for such period: (i) any extraordinary income or gains; (ii) any other non-cash income or gain, and
(iii) the cumulative effect of any change in accounting principles, provided however, that in determining Consolidated Net Income for the purposes of this definition for any period of four Fiscal Quarters in which Borrower or any of its Consolidated Subsidiaries acquires additional Subsidiaries (whether by purchase, merger or otherwise) or acquires or disposes of producing Oil and Gas Properties, (1) the Consolidated Net Income of such acquired Subsidiaries shall be included in such calculation on a pro forma basis as if they had been owned by Borrower and its Consolidated Subsidiaries throughout such four Fiscal Quarter period, (2) the revenues attributable to the oil and gas production from such acquired Oil and Gas Properties during such four Fiscal Quarter period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such four Fiscal Quarter period, shall be included in such calculation on a pro forma basis as if they had been owned by Borrower and its Consolidated Subsidiaries throughout such four Fiscal Quarter period, and (3) the revenues attributable to the oil and gas production from producing Oil and Gas Properties disposed of during such four Fiscal Quarter period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such four Fiscal Quarter period, shall be deducted in such calculation on a pro forma basis as if they had not been owned by Borrower and its Consolidated Subsidiaries throughout such four Fiscal Quarter period.

     "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP, provided that the following shall be excluded in calculating Consolidated Net Income and Consolidated EBITDA: (i) any gain or loss from the sale of assets other than in the ordinary course of business, (ii) any non-cash income, gains, losses or charges resulting from the requirements of SFAS 133 or 143, and (iii) any non-cash interest expense in respect of Intercompany Obligations owing to Debt Holdco.

     "Consolidated Tangible Net Worth" means, at any time, the sum of (i) the total assets of Borrower and its Consolidated Subsidiaries at such time determined in accordance with GAAP, minus (ii) the total liabilities of Borrower and its Consolidated Subsidiaries at such time determined in accordance with GAAP, minus (iii) all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill (whether representing the excess of cost of tangible assets acquired over book value or otherwise), plus (iv) Indebtedness owed by any Credit Party to Debt Holdco, plus (v) any net liabilities of any Credit Party in respect of Hedging Contracts, and minus (vi) any net assets of any Credit Party in respect of Hedging Contracts.

     "Consolidated Total Debt" means, at any time, the aggregate of all Indebtedness (including the current portion thereof) of Borrower and its Consolidated Subsidiaries at such time determined in accordance with GAAP, but excluding Indebtedness in respect of Hedging Contracts, Indebtedness in respect of Letters of Credit not otherwise supporting Indebtedness, and Intercompany Obligations owing to Debt Holdco.

     "Continuation" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Conversion" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

     "Credit Party" means any of Borrower, each Subsidiary of Borrower, and each Guarantor.

     "Debt Holdco" means a newly formed subsidiary of AREH that is formed to carry out the activities contemplated herein for "Debt Holdco" and that has no other businesses or liabilities.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means, at the time in question (a) with respect to any Base Rate Loan or other Obligation other than a Eurodollar Loan, the rate per annum equal to two percent (2%) above the Adjusted Base Rate then in effect for such Loan and (b) with respect to any Eurodollar Loan, the rate per annum equal to two percent (2%) above the Adjusted Eurodollar Rate then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

     "Determination Date" has the meaning given to such term in Section 2.9.

     "Disclosure Schedule" means Schedule 1 hereto.

     "Distribution" means (a) any dividend or other distribution made by a Credit Party on or in respect of any Equity in such Credit Party or any other Credit Party, (b) any payment made by a Credit Party to purchase, redeem, acquire or retire any Equity in such Credit Party or any other Credit Party, or
(c) any payment by a Credit Party on account of Indebtedness owed to Debt Holdco or IPO Co or any other Person other than a Credit Party that is an Affiliate of Borrower.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on the Lenders Schedule, or such other office as such Lender may from time to time specify to Borrower and Administrative Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, and LC Issuer and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

     "Engineered Oil and Gas Property" means any Oil and Gas Property listed in the Initial Engineering Report or any subsequent Engineering Report.

     "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2. To the extent that two or more engineering firms prepare reports as of the same date for portions of the properties required to be reported on, such reports will collectively constitute a single "Engineering Report" for the purposes hereof.

     "Environmental Laws" means any and all Laws relating to the protection and/or preservation of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, but not including any licenses or permits issued pursuant to any Environmental Laws.

     "Equity" means shares of capital stock or a partnership, profits, capital, member or other equity interest of any Person and options, warrants or any other rights to otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means each Credit Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Credit Party, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Credit Party has a fixed or contingent liability.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" on the Lenders Schedule (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Administrative Agent.

     "Eurodollar Loan" means a Loan that bears interest at the Adjusted Eurodollar Rate.

     "Eurodollar Margin" means, on any date, with respect to each Eurodollar Loan, the rate per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level   Eurodollar Margin
----------------------------   -----------------
          Level I                     1.00%

          Level II                    1.25%

          Level III                   1.50%

          Level IV                    1.75%

Changes in the applicable Eurodollar Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Administrative Agent will give notice promptly to Borrower and the Lenders of changes in the Eurodollar Margin.

     "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Administrative Agent in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Loan of Administrative Agent for a period equal to such Interest Period.

     "Event of Default" has the meaning given to such term in Section 8.1.

     "Excluded Taxes" means, with respect to Administrative Agent, any Lender, LC Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign

Lender (other than an assignee pursuant to a request by the Borrower under Section 3.7(b)), any withholding tax that would be imposed on amounts payable to such Foreign Lender under the Laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.5(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 3.5(a).

     "Facility Usage" means, at the time in question, the aggregate principal amount of outstanding Loans and existing LC Obligations at such time.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Credit Parties and their Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to any Credit Party or with respect to any Credit Party and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Administrative Agent, and Majority Lenders and Administrative Agent agree to such change insofar as it affects the accounting of such Credit Party and its Consolidated Subsidiaries.

     "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     "Guarantor" means (a) any Person who has guaranteed some or all of the Obligations pursuant to a Guaranty listed on the Security Schedule, (b) any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor, or (c) any Subsidiary of Borrower, and, on or after the consummation of the Initial Equity Offering, IPO Co, in each case, which now or hereafter executes and delivers a Guaranty to Administrative Agent pursuant to Section 6.15.

     "Guaranty" means the Guaranty provided on the Closing Date by National Onshore, National Offshore, and the other subsidiaries of Borrower excluding the NEG Subsidiaries. Guaranty also means any other guaranty agreement in substantially the same form that is hereafter accepted by Administrative Agent as a Guaranty hereunder.

     "Hazardous Materials" means any substances regulated under any Environmental Law, including, but not limited to, (a) any oil, natural gas, naturally occurring radioactive materials, oil field fluids and wastes, salt water, produced water and petroleum and (b) any "hazardous substances," "toxic substances," "hazardous waste," "extremely hazardous waste," "extremely hazardous substance," or words of similar import under any Environmental Laws.

     "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

     "Increase Effective Date" has the meaning given to such term in Section 2.17(b).

     "Indebtedness" of any Person means, without duplication, Liabilities in any of the following categories (provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business or any Liability to pay dividends or distributions that have been declared in compliance herewith):

     (a) Liabilities for borrowed money;

     (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services, other than purchase price adjustments to be made post-closing under agreements for the sale or purchase of properties in compliance with this Agreement;

     (c) Liabilities evidenced by a bond, debenture, note or similar instrument;

     (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability and (ii) are payable more than one year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations);

     (e) Liabilities arising under Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract);

     (f) Liabilities constituting principal under Capital Leases;

     (g) Liabilities arising under conditional sales or other title retention agreements;

     (h) Liabilities owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

     (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities or property;

     (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor;

     (k) Liabilities with respect to banker's acceptances;

     (l) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or

     (m) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Initial Borrowing Base" has the meaning given to such term in Section 2.8.

     "Initial Engineering Report" means the three following engineering reports concerning oil and gas properties of Credit Parties: (a) the report prepared by Netherland, Sewell & Associates as of July 1, 2005, (b) the report prepared by DeGolyer & MacNaughton as of June 30, 2005, and (c) the report concerning the Minden Field properties prepared by Borrower's internal engineering staff as of August 31, 2005.

     "Initial Equity Offering" means a series of transactions resulting in:

          (a) NEGH and NEGO becoming wholly owned Subsidiaries, directly or indirectly, of Borrower,

          (b) IPO Co offering its Equity to the public, and

          (c) the payment or termination, or reassignment to Borrower, or any combination of the foregoing, of all Intercompany Obligations owing to Debt Holdco by Borrower or any of Borrower's Subsidiaries,

provided that all of the foregoing must occur without any payment or asset transfer of any kind by Borrower or any of its Subsidiaries other than Distributions allowed under Section 7.6 and the following permitted payments and asset transfers:

          (i) the distribution of Borrower's shares in NEGI to Debt Holdco (which may include immediate intermediate transfers through AREH or a Subsidiary of AREH) within one week prior to the merger of NEGI into IPO Co, with such shares remaining subject to the Liens of Administrative Agent under the Loan Documents until NEGH and its Subsidiaries become wholly owned Subsidiaries of Borrower held otherwise than through NEGI,

          (ii) Borrower's or Debt Holdco's surrender of its shares in NEGI as part of the merger of NEGI into IPO Co, provided that (A) NEGH and its Subsidiaries then become, or previously have become, wholly owned Subsidiaries of Borrower held otherwise than through NEGI and (B) after giving effect to such transfer of ownership of NEGH and its Subsidiaries pursuant to the preceding clause (A), no Oil & Gas Properties, cash or other material assets belong to NEGI, directly or indirectly (except for the assets owned directly by NEGI on September 30, 2005, including cash and Cash Equivalents of approximately $4,500,000, other miscellaneous assets thereafter acquired by NEGI for use in its management business, receivables owing at the time of the transfer of ownership of NEGH and its Subsidiaries under various management agreements with NEGO, National Onshore and National Offshore, and tax assets), provided that NEGI may continue to hold legal title to minor Oil and Gas Properties for the benefit of NEGO if transfer of such legal title to NEGO cannot reasonably be made prior to the time of such merger,

          (iii) the issuance by Borrower to IPO Co of Equity in Borrower,

          (iv) any Distribution by any Credit Party to AREH or any of AREH's Affiliates of:

               (A) the proceeds of the Initial Equity Offering, provided that the repayment of Loans required under Section 2.7(c) is made concurrently therewith, and

               (B) if the issuance or borrowing of the Allowed Second Lien/Unsecured Indebtedness occurs substantially concurrently with the Initial Equity Offering, the proceeds of the Allowed Second Lien/Unsecured Indebtedness, provided that the condition set forth in
          Section 4.1(r) is satisfied.

          In connection with any Distribution pursuant to this clause (iv), NEGI may, in a transaction with Borrower or Debt Holdco, use the proceeds described in the foregoing clauses (A) and (B) to pay its 10 3/4% Senior Notes due November 1, 2006 or may retire such Senior Notes by exchanging for such Senior Notes NEGI's right to receive some or all of the "NEGI Priority Amount" (as defined in the limited liability company operating agreement of NEGH), but only to the extent that the NEGI Priority Amount so exchanged is concurrently (or substantially concurrently) paid using the proceeds described in the foregoing clauses (A) and (B), terminated, or reassigned to Borrower, or any combination of the foregoing.

     "Initial Financial Statements" means (a) the audited annual Consolidated financial statements of each of NEGI, National Onshore and National Offshore as of and for the Fiscal Year ended December 31, 2004, (b) the consolidating compilation of such audited annual Consolidated financial statements for the Fiscal Year ended December 31, 2004 and (c) the unaudited quarterly consolidating financial statements of Borrower as of September 30, 2005.

     "Insurance Schedule" means Schedule 3 attached hereto.

     "Intercompany Obligations" means, without duplication:

     (a) present or future Indebtedness owing by National Onshore or National Offshore to Borrower or presently existing Indebtedness owing by National Onshore or National Offshore to a Subsidiary of Borrower that is a Guarantor, provided in each case that such Indebtedness is evidenced by a promissory note in form acceptable to Administrative Agent that has been pledged and delivered to Administrative Agent under a Security Document acceptable to Administrative Agent and further provided that such presently existing Indebtedness owing to a Subsidiary of Borrower that is a Guarantor shall be transferred by such Subsidiary to Borrower (by merger, assignment, or otherwise) as soon as reasonably practicable after the Closing Date,

     (b) Indebtedness owing by NEGI to Borrower under NEGI's 10 3/4% Senior Notes due November 1, 2006,

     (c) Indebtedness described in clauses (a) and (b) of this definition that is now or hereafter assigned (in whole or in part) by Borrower to Debt Holdco, provided that Borrower retains all rights to receive payments of interest on such Indebtedness and that Debt Holdco first becomes a Guarantor and acknowledges that such Indebtedness is subject to Administrative Agent's Lien, and further provided that all such Indebtedness is paid in full with the proceeds of the Initial Equity Offering or the Allowed Second Lien/Unsecured Indebtedness or assigned to Borrower by Debt Holdco promptly after the conclusion of the Initial Equity Offering without further charge,

     (d) the obligation of NEGH to pay to NEGI the "NEGI Priority Amount" (as defined in the limited liability company operating agreement of NEGH), which obligation may be transferred to Borrower or may be transferred as contemplated in the final sentence of the definition of "Initial Equity Offering".

     (e) Indebtedness owing by NEGO to Borrower under the Restated NEGO Credit Facility; provided that no additional extensions of credit may be made by Borrower to NEGO under the Restated NEGO Credit Facility during the existence of a Default under the Restated NEGO Credit Facility, and

     (f) other Indebtedness owing by any Subsidiary of Borrower to any other Credit Party, provided that such Indebtedness is (i) evidenced by a promissory note pledged and delivered to Administrative Agent under a Security Document acceptable to Administrative Agent, and (ii) subordinated to the Obligations on terms set out in a Guaranty or otherwise acceptable to Administrative Agent.

     "Intercreditor Agreement" means any intercreditor and lien subordination agreement entered into in connection with Second Lien Notes as contemplated under the heading "Subordination Agreement" in Part II of Schedule 4.

     "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last Business Day of each March, June, September and December, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six months in length, each date specified by Administrative Agent which is approximately three months after such Interest Period begins; provided that the last day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

     "Interest Period" means, with respect to each Eurodollar Loan, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable to such Eurodollar Loan, beginning on and including the date specified in such Borrowing Notice or Continuation/ Conversion Notice (which must be a Business
Day), and ending one, two, three or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the Maturity Date shall end on the last day of the Commitment Period (or, if the Maturity Date is not a Business Day, on the next preceding Business Day).

     "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have significant role in, any Credit Party's internal controls over financial reporting, in each case as described in the Securities Laws.

     "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

     "Investment" means any investment, made directly or indirectly, in any Person, whether by purchase, acquisition of Equity, Indebtedness or other obligations or securities or by extension of credit, loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means. "Investments" does not include purchases of working interests, royalty interests, overriding royalty interests and mineral estates.

     "IPO Co" means a corporation that will issue its Equity to the public in the Initial Equity Offering and thereafter serve as the partial owner and sole managing member of Borrower.

     "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

     "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

     "LC Collateral" has the meaning given to such term in Section 2.15(a).

     "LC Conditions" has the meaning given to such term in Section 2.10.

     "LC Issuer" means Citicorp USA, Inc. (or any Affiliate of Citicorp USA, Inc. that also executes a signature page hereto as an "LC Issuer") in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Administrative Agent may, with the consent of the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to Citicorp USA, Inc.

     "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "LC Sublimit" means $25,000,000.

     "Lender Hedging Obligations" means all obligations arising from time to time under Hedging Contracts entered into from time to time between Borrower or NEGO and a counterparty that is a Lender or an Affiliate of a Lender; provided that (a) if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedging Obligations shall only include such obligations to the extent arising from transactions entered prior to the time such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, and (b) for any of the forgoing to be included within "Lender Hedging Obligations" hereunder, the applicable counterparty (other than the Administrative Agent or any Affiliate thereof) must have provided Administrative Agent written notice of the existence thereof promptly after such transaction is entered into and such transaction must not otherwise be prohibited under this Agreement. The Lender Hedging Obligations also include any guaranties by any Credit Party of any of the obligations mentioned previously in this paragraph.

     "Lender Parties" means Administrative Agent, LC Issuer, and all Lenders.

     "Lenders" means each signatory hereto (other than Borrower and any Credit Party that is a party hereto), including Citicorp USA, Inc. in its capacity as a Lender hereunder rather than as Administrative Agent or LC Issuer, and the successors of each such party as Lender hereunder pursuant to Section 10.5.

     "Lenders Schedule" means Schedule 5 hereto.

     "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

     "Letter of Credit Fee Rate" means, on any date, with respect to each Letter of Credit, the Eurodollar Margin then in effect.

     "Leverage Ratio" means, on any day, the ratio of the Consolidated Total Debt on such day to the Consolidated EBITDA for the four fiscal Quarter Period ending on the date of the Consolidated balance sheet most recently provided by Borrower under Section 6.2(a) or (b).

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan Documents" means this Agreement, the Notes, each Guaranty, the Security Documents, the Letters of Credit, the LC Applications, the Intercreditor Agreement (if any), and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "Loans" has the meaning given to such term in Section 2.1.

     "Majority Lenders" means Lenders whose aggregate Percentage Shares exceed fifty percent (50%).

     "Material Adverse Change" means any material adverse change from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, in (a) Borrower's Consolidated financial condition, considered as a whole, (b) Borrower's Consolidated business, operations, properties or condition, considered as a whole, or (c) the validity or enforceability of the terms of any Loan Document or the rights and remedies thereunder in a manner that materially reduces the amount of Collateral effectively subject thereto or materially interferes with the practical realization of the benefits intended to be provided by the Loan Documents, considered as a whole. References herein to any event, development or circumstance that would reasonably be anticipated to cause a Material Adverse Change means that a reasonable and sophisticated financial institution would determine that such event, development or circumstance presents a material possibility (more than remote, but not required to be more probable than not) of causing a Material Adverse Change.

     "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be made under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

     "Maturity Date" means December 20, 2010.

     "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

     "Maximum Senior Credit Amount" means the principal amount of $500,000,000, as such amount may be reduced by Borrower from time to time as provided in
Section 2.5(f).

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "National Offshore" means National Offshore LP, a Delaware limited partnership.

     "National Onshore" means National Onshore LP, a Delaware limited partnership.

     "NEG Subsidiaries" means NEGI, NEGH, NEGO, NGX Energy, NGX LP, NGX GP, and Shana National LLC, provided that each such Person shall cease to be a "NEG Subsidiary" when and if such Person becomes wholly owned, directly or indirectly, by Borrower.

     "NEGH" means NEG Holding LLC, a Delaware limited liability company.

     "NEGI" means National Energy Group, Inc., a Delaware corporation.

     "NEGO" means NEG Operating LLC, a Delaware limited liability company.

     "NEGO Collateral" means all property of any kind which is subject to a Lien in favor of Administrative Agent, as collateral agent, granted to secure the Restated NEGO Credit Facility and certain Hedging Contracts of NEGO.

     "NEGO Credit Facility" means that certain Credit Agreement dated as of December 29, 2003 among NEGO, Mizuho Corporate Bank, Ltd., as administrative agent, and certain commercial lending institutions, as lenders.

     "NGX Energy" means NGX Energy Limited Partnership, a Delaware limited partnership.

     "NGX GP" means NGX GP of Delaware LLC, a Delaware limited liability company.

     "NGX LP" means NGX LP of Delaware LLC, a Delaware limited liability company.

     "Note" has the meaning given to such term in Section 2.1.

     "NYMEX" means the New York Mercantile Exchange (or its successor).

     "NYMEX Pricing" means, as of any date of determination with respect to any month:

          (a) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for the first nearby month, and

          (b) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for the first nearby month,

in each case as published by NYMEX on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by NYMEX in accordance with its rules and regulations).

     "Obligations" means all Liabilities from time to time owing by any Credit Party to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

     "Oil and Gas Properties" means all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing and handling assets.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participant" has the meaning assigned to such term in clause (d) of
Section 10.5.

     "Percentage Share" means, with respect to any Lender (a) when used in
Section 2.1 or Section 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage obtained by dividing such Lender's Commitment by the Aggregate Commitments, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.12(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under
Section 2.12(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

     "Permitted Investments" means:

     (a) Cash Equivalents;

     (b) existing Investments described in the Disclosure Schedule;

     (c) normal and prudent extensions of credit by Credit Parties to their customers buying goods and services in the ordinary course of business or to another Credit Party in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner;

     (d) extensions of Intercompany Obligations, provided that the only extensions of Intercompany Obligations from Borrower or any Guarantor to any NEG Subsidiary that constitute Permitted Investments are the loans from Borrower to NEGO made pursuant to the Restated NEGO Credit Facility and the Intercompany Obligations outstanding on the date hereof that are described in clauses (a) through (d) of the definition of "Intercompany Obligations";

     (e) investments to acquire any Person that, at the time of such acquisition, becomes a Subsidiary of Borrower and a Guarantor, grants the Collateral that is required hereunder, and otherwise is in compliance with all terms of the Loan Documents applicable to Guarantors and Subsidiaries of Borrower;

     (f) investments under any Hedging Contract permitted hereunder; and

     (g) Investments not described in subsections (a) through (f) above which do not (taking into account all Investments of all Credit Parties) exceed an aggregate amount of $5,000,000 during any Fiscal Year.

     "Permitted Liens" means:

     (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

     (b) landlords', carriers', warehousemen's, repairmen's, mechanics', materialmen's, or other like Liens, as well as Liens under operating agreements, unit agreements, mineral leases, oil and gas leases, processing agreements, transportation agreements, gas balancing agreements, and other agreements for the handling of oil and gas production, provided that none of the foregoing Liens secure Indebtedness, and in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

     (c) easements, rights of way, restrictions, encroachments and other minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

     (d) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds) incurred in the ordinary course of business;

     (e) Liens under the Security Documents, including liens securing the Lender Hedging Obligations

     (f) Liens securing the Restated NEGO Credit Facility, provided such Liens have been collaterally assigned by Borrower to Administrative Agent, and that the "Loan Documents" (as defined in the Restated NEGO Credit Facility) evidencing such Liens have been amended or restated to also secure obligations arising from time to time under Hedging Contracts entered into between NEGO and a counterparty that is a Lender or an Affiliate of a Lender;

     (g) purchase money Liens on specific items of equipment and related assets, as described in Section 7.1(g), securing purchase money Indebtedness incompliance with Section 7.1(g);

     (h) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

     (i) Liens solely on any cash earnest money deposits made by a Credit Party in connection with any letter of intent or purchase agreement permitted hereunder;

     (j) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

     (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (l) Liens existing on the date hereof that secure Intercompany Obligations that have been pledged to Administrative Agent, provided that such Liens have also been collaterally assigned to Administrative Agent;

     (m) Liens securing "Second Lien Notes" as defined in Schedule 4;

     (n) Liens described on Section 7.2 of the Disclosure Schedule; and

     (o) Liens securing Indebtedness permitted pursuant to Section 7.1(i), provided that such Liens burden only cash collateral securing letters of credit with respect to which NEGO, National Onshore or National Offshore is liable.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by the Credit Parties that are located in or offshore of the United States and that have attributable to them proved oil or gas reserves, as such production is projected in the Engineering Report most recently delivered, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 6.2(f) or (g) and otherwise are satisfactory to Administrative Agent.

     "PV10" with respect to oil and gas properties, means, as of any date of determination, the sum of (a) the present value of future revenues, net of taxes (other than income taxes), operating expenses and capital expenditures, expected to be obtained from the applicable proved oil and gas reserves of Borrower and its Subsidiaries, all as evaluated in the most recently delivered Engineering Report but (i) discounted at a rate of 10% per annum, (ii) utilizing PV10 Pricing, and (iii) utilizing an annual escalation factor of 3% for operating expenses for the four complete calendar years following the current calendar year (or, in the case of a mid-year report, following the current partial calendar year) that is reported on in such Engineering Report, plus (b) the aggregate mark-to-market value to Borrower and its Subsidiaries of their Hedging Contracts, if positive (or less such mark-to-market value, if negative), whether or not such mark-to-market value is required to be reported under GAAP; provided that, whenever NEGI and its Subsidiaries are not wholly-owned Subsidiaries of Borrower, the present value of the future net revenues from the oil and gas properties of NEGI and its Subsidiaries shall, for the purposes of determining PV10 of Borrower and its Subsidiaries, be deemed reduced by X in the following formula, to the extent X is a positive number:

     X = 25% of [A - (B + C + D)]

where:

     A = PV10 of the oil and gas properties owned by NEGI and its Subsidiaries, as determined without regard to this proviso,

     B = the amount of the Indebtedness (including accrued interest) owing on the effective date of such Engineering Report by NEGI to Borrower or to Debt Holdco,

     C = the amount of the preferential future distributions (including interest or its equivalent), as accrued on the effective date of such Engineering Report, to which Borrower is entitled in its capacity as an owner of NEGH as a result of the dedication of other distributions to be used to pay Indebtedness described in B above, and

     D = the amount of the Indebtedness (including accrued interest) owing on the effective date of such Engineering Report by NEGO to Borrower under the Restated NEGO Credit Facility.

     "PV10 Pricing" means:

     (a) for anticipated sales of oil and gas that are fixed in a firm fixed price sales contract with an investment grade counterparty (or another counterparty approved by Administrative Agent), the fixed price or prices provided for in such sales contract during the term thereof; and

     (b) for anticipated sales of oil and gas, if such sales are not under a sales contract that is described in paragraph (a) above, for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter), adjusted in each case for historical location and quality differentials during the twelve months preceding such date of determination:

          (i) for the remainder of the current calendar year (whether a whole or partial year), the average NYMEX Pricing for the remaining contracts in the current calendar year,

          (ii) for each of the succeeding three complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and

          (iii) for the succeeding fourth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fourth calendar year.

     "Rating Agency" means either S & P or Moody's.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Required Closing Date Hedges" means Hedging Contracts as described on
Schedule 6.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

     "Restated NEGO Credit Facility" means the NEGO Credit Facility as amended by that certain Amended and Restated Credit Agreement of even date herewith by and among NEGO, as borrower, the Borrower, as administrative agent and lender, and Citicorp USA, Inc., as collateral agent, to provide for up to $180,000,000 of loans thereunder, and as from time to time further amended with the consent of the Majority Lenders.

     "S & P" means Standard & Poor's Ratings Services (a division of The McGraw Hill Companies), or its successor.

     "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

     "Scheduled Determination" has the meaning given to such term in Section 2.9(a).

     "Secured Obligations" means all Obligations and all Lender Hedging Obligations.

     "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and, in each case, the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the U.S. Securities and Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date under this Agreement.

     "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Credit Party to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the Lender Hedging Obligations or the performance of any Credit Party's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2 hereto.

     "Special Determinations" has the meaning given to such term in Section 2.9(b).

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or majority owned by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

     "Super Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two thirds percent (66 2/3%).

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Termination Event" means:

          (a) the occurrence with respect to any ERISA Plan of a reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) or 4043(b)(4) of ERISA, which could reasonably be expected to result in a Termination Event described in subsections (b) through (g) below, or

          (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or

          (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041(c) of ERISA, or

          (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or

          (e) any other event or condition which could reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any ERISA Plan under Section 4042 of ERISA, or

          (f) any ERISA Affiliate incurs withdrawal liability in excess of $10,000,000 in respect of any "multiemployer plan" as defined in Section 4001 of ERISA, or

          (g) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $10,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, provided that (i) in each of the cases listed in subsections (a), (c), (d) and
(e) above, the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than

$10,000,000, and (ii) in the case of a Termination Event described in subsection
(b) above, the withdrawing employer's proportionate share of such excess liability exceeds $10,000,000), and provided further that any event described in subsections (a), (b), (c), (d), (e), (f) or (g) above that occurs with respect to an ERISA Plan that is not maintained for the benefit of the employees of Borrower, any of Borrower's Subsidiaries, or IPO Co shall not constitute a "Termination Event" for the purposes hereof so long as both of the following conditions are met: (1) no claim is made on any Credit Party to make any payment or contribution on account of such event that is not paid or otherwise resolved within 60 days thereafter without any payment by any Credit Party and (2) within seven days after such claim is made, and thereafter while such claim remains unpaid or unresolved, the Credit Parties are fully and effectively indemnified for any losses relating to such event under that certain Undertaking dated as of November 20, 1998, made by Starfire Holding Corporation, a Delaware corporation, for the benefit of AREP and its subsidiaries, or under another indemnity agreement made by an Affiliate of the Credit Parties that has the financial resources to honor its indemnity obligations.

     "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

     Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to "days" shall mean calendar days, unless the term "Business Day" is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

     Section 1.4. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Adjusted Base Rate Loans shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. All other calculations of interest or fees made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

     Section 1.5. Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.

                  ARTICLE II - The Loans and Letters of Credit

     Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.7, Loans of the same Type shall be made by Lenders in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Facility Usage does not exceed the lesser of the Aggregate Commitments then in effect or the Borrowing Base then in effect. The aggregate amount of all Loans (other than Loans made pursuant to Section 2.12(b)) in any Borrowing must be equal to $5,000,000 or any higher integral multiple of $1,000,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein. Each Note shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2. Requests for New Loans. Borrower must give to Administrative Agent written or electronic notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

     (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

     (b) be received by Administrative Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

     Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent's office in New York, New York the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Administrative Agent shall promptly make such Loans available to Borrower. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender's share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.2 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such amount or such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount so paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any


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

payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

     Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

     (a) specify the existing Loans which are to be Continued or Converted;

     (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

     (c) be received by Administrative Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

     Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

     Section 2.4. Use of Proceeds. Borrower shall use all Loans:

     (a) to purchase Indebtedness of NEGO from the lenders under the NEGO Credit Facility on the Closing Date,

     (b) to make loans of approximately $85,000,000 to National Onshore that will be used by National Onshore on the Closing Date to repay existing Indebtedness owed by National Onshore to AREH that was incurred to purchase the Minden Field properties,

     (c) to finance capital expenditures from time to time,

     (d) to pay a dividend or distribution in the amount of $80,000,000 to AREH or a Subsidiary of AREH on or shortly after the Closing Date (which dividend or distribution may be made in part using cash on hand, so long as the condition in
Section 4.1(r) remains satisfied immediately after such dividend or distribution is made),

     (e) to pay costs of this transaction, and

     (f) to provide working capital from time to time for operations and for other general business purposes of Borrower and its Subsidiaries.

Borrower shall use all Letters of Credit for the general business purposes of Borrower and its Subsidiaries. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

     Section 2.5. Interest Rates and Fees; Payment Dates.

     (a) Interest Rates. Subject to subsection (b) below, (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day, and (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day.

     (b) Default Rate. If an Event of Default shall have occurred and be continuing under Section 8.1(a), (b), (h)(i), (h)(ii), or (h)(iii), all outstanding Loans shall bear interest at the applicable Default Rate. In addition, if an Event of Default shall have occurred and be continuing (other than under Section 8.1(a), (b), (h)(i), (h)(ii), or (h)(iii)), Majority Lenders may, by notice to Borrower, elect to have the outstanding Loans bear interest at the applicable Default Rate, whereupon such Loans shall bear interest at the applicable Default Rate until the earlier of


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

(i) the first date thereafter upon which there shall be no Event of Default continuing and (ii) the date upon which Majority Lenders shall have rescinded such notice.

     (c) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Administrative Agent for the account of each Lender
(i) the amount agreed to by Borrower and Administrative Agent in connection with the syndication of this Agreement and (ii) a quarterly commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender's Percentage Share of the Available Borrowing Base determined at the end of each day during the Commitment Period. This quarterly commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

     (d) Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay fees to Administrative Agent as described in a letter agreement dated as of November 7, 2005 between Administrative Agent and Borrower.

     (e) Payment Dates. On each Interest Payment Date relating to Base Rate Loans, Borrower shall pay to the Lenders all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. On each Interest Payment Date relating to a Eurodollar Loan, Borrower shall pay to Lenders all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date.

     (f) Reductions in Maximum Senior Credit Amount. Until the termination of the Commitment Period, Borrower may, upon three (3) Business Days prior written notice to Administrative Agent, reduce the Maximum Senior Credit Amount from the then designated amount to any lesser amount, provided that the amount of any such reduction must be equal to $5,000,000 or any higher integral multiple of $1,000,000. Any such reduction by Borrower of a Maximum Senior Credit Amount shall be effective as of such third Business Day (or any later date as designed by Borrower in such written notice) and shall continue in effect until the next date as of which the Maximum Senior Credit Amount is so reduced.

     Section 2.6. Optional Prepayments. Borrower may, (a) upon one Business Days' notice to Administrative Agent with respect to any Base Rate Loan and (b) upon three Business Days' notice to each Lender with respect to any Eurodollar Loan, from time to time and without premium or penalty prepay the Notes, in whole or in part, provided (i) that the aggregate amounts of all partial prepayments of principal on the Notes equals $5,000,000 or any higher integral multiple of $1,000,000, (ii) that Borrower does not make any prepayments which would reduce the aggregate unpaid principal balance of all Loans to less than $10,000,000 without first either (1) terminating this Agreement or (2) providing assurance satisfactory to Administrative Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way adversely affected by such reduction, and (iii) that if Borrower prepays any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto, it shall pay to Lenders any amounts due under Section 3.4. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.


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

     Section 2.7. Mandatory Prepayments

     (a) If at any time the Facility Usage exceeds the Maximum Senior Credit Amount (whether due to a reduction in the Maximum Senior Credit Amount in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.15(a)) in an amount at least equal to such excess.

     (b) If at any time the Facility Usage is less than the Maximum Senior Credit Amount but in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within five Business Days after Administrative Agent gives notice of such fact to Borrower, either:

          (i) give notice to Administrative Agent electing to prepay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.15(a)) in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.15
     (a)), and thereupon 50% of such prepayment must be made on or before the ninetieth day after such notice by Administrative Agent to Borrower of such Borrowing Base Deficiency and the remainder of such prepayment must be made in full on or before the one-hundred and eightieth day after such notice by Administrative Agent to Borrower of such Borrowing Base Deficiency; or

          (ii) give notice to Administrative Agent that Borrower desires to provide Administrative Agent with (A) a supplemental Engineering Report covering new Oil and Gas Properties not previously the subject of the immediately preceding Engineering Report and (B) deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents (including amendments to Security Documents already covering NEGO Collateral or other Collateral) in form and substance satisfactory to Administrative Agent, granting, confirming, and perfecting Liens, subject only to Permitted Liens, in such new Oil and Gas Properties to Administrative Agent, to the extent needed to allow Super Majority Lenders to increase the Borrowing Base (as they determine in accordance with Section 2.9(c)) to an amount which eliminates such Borrowing Base Deficiency, and then provide such Security Documents within thirty days after Administrative Agent specifies such Collateral to Borrower. If, prior to any such specification by Administrative Agent, Super Majority Lenders determine that the giving of such Security Documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination from Administrative Agent, Borrower will elect to make, and thereafter make, the prepayments specified in subsection (i) of this subsection (b).

     (c) If the proceeds, net of transaction costs, from (i) the Initial Equity Offering and (ii) the borrowing or issuance of Allowed Second Lien/Unsecured Indebtedness (if it is incurred substantially concurrently with the Initial Equity Offering) exceed $210,000,000, then at such time Borrower will prepay the Loans in an amount equal to such excess proceeds, provided that Borrower will not be obligated to prepay more than $125,000,000 under this subsection (c). Such prepayments will not reduce the Commitments or the Borrowing Base.


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

     (d) Immediately upon the consummation by Borrower of the incurrence of any Indebtedness other than Indebtedness permitted by Section 7.1, Borrower shall make a mandatory prepayment of the principal of the Loans in an amount equal to one hundred percent (100%) of the proceeds (net of any usual and customary transaction costs) received from such incurrence of Indebtedness, whereupon the Borrowing Base shall be immediately reduced by the same amount until the next determination of the Borrowing Base.

     (e) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.8. Initial Borrowing Base. Until the first Determination Date the Borrowing Base shall be $335,000,000.

     Section 2.9. Subsequent Determinations of Borrowing Base. Upon each designation of a new Borrowing Base on a Scheduled Determination or a Special Determination, Administrative Agent shall notify Borrower of the new Borrowing Base which designation shall take effect immediately on the date such notice is sent (each such date, a "Determination Date") and shall remain in effect until, but not including, the next Determination Date (subject to Section 2.7(c)). The Borrowing Base shall be determined in accordance with the following methodology:

     (a) By March 31 and September 30 of each year beginning March 31, 2006, Borrower shall furnish to Administrative Agent (with sufficient copies for each Lender of any information provided on paper, computer disks, or other tangible media) the Engineering Report then required under Section 6.2(f) or (g) together with all information, reports and data that Administrative Agent requests concerning the businesses and properties of Borrower and its Subsidiaries (including their Oil and Gas Properties and the reserves and production relating thereto) and, until such time as the Allowed Second Lien/Unsecured Indebtedness has been issued, Borrower's written request to Lenders to either (i) determine the Borrowing Base assuming that such Indebtedness will be issued during the following six months or (ii) determine the Borrowing Base assuming that such Indebtedness will not be issued during the following six months. (Any failure of Borrower to make such a request shall be deemed a request to assume that such Indebtedness will be issued.) Within 30 days after receiving such Engineering Report, information, reports and data, or as promptly thereafter as practicable, Administrative Agent shall designate a Borrowing Base following the procedures in subsection (c) below. Each such determination of the Borrowing Base is herein called a "Scheduled Determination". If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this Section, Administrative Agent may nonetheless designate the Borrowing Base at any amount that Super Majority Lenders determine (or, in the case of an increase, that all Lenders determine) and the Borrowing Base may similarly be designated from time to time thereafter until each Lender receives all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base as described above. In doing the foregoing, each Lender shall consider the loan collateral value which it in its judgment assigns to the various Oil and Gas Properties included in the Collateral at the time in question (using its then customary pricing and discount models and assumptions (rather than PV10 Pricing), adjusted as deemed appropriate for

Borrower's and its Subsidiaries' properties and production) and such other credit factors (including without limitation Borrower's requested assumption concerning Allowed Second Lien/Unsecured Indebtedness and the assets, liabilities, cash flow, hedged and unhedged exposure to prices and interest rates, drilling risks, business, properties, and prospects of Borrower and its Subsidiaries) as such Lender deems relevant. It is expressly understood and agreed that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Aggregate Commitments or otherwise, and Lenders and Administrative Agent may designate a Borrowing Base that is less than, equal to, or more than the Aggregate Commitments. The commitment fees under Section 2.5 shall be calculated based on the lesser of the Borrowing Base and the Aggregate Commitments, and such lesser amount shall, to the extent permitted by Law and regulatory authorities, be used for the purposes of capital adequacy determination and determining reimbursements under Section 3.2.

     (b) In addition to Scheduled Determinations, Borrower may request the Lenders to make an additional determination of the Borrowing Base once during each twelve month interval between Scheduled Determinations based on January 1 Engineering Reports, and Administrative Agent also may (and at the request of Super Majority Lenders must) request the Lenders to make an additional determination of the Borrowing Base once during each twelve month interval between Scheduled Determinations based on January 1 Engineering Reports. Administrative Agent shall give notice to Borrower of any such request made by Administrative Agent to the Lenders. Borrower shall submit any such request made by Borrower to Administrative Agent and each Lender and, at the time of such request, Borrower shall (i) deliver to Administrative Agent and each Lender an updated Engineering Report prepared either by Borrower or by independent petroleum engineers, and (ii) notify Administrative Agent and each Lender of the Borrowing Base requested by Borrower. Any determination of the Borrowing Base made pursuant to a request under this subsection (b) is herein called a "Special Determination". Any Special Determination shall be made by Lenders in accordance with the procedures set forth in Section 2.9(c), provided, however, that Borrower shall not be required to deliver an updated Engineering Report to Administrative Agent and Lenders in connection with any Special Determination requested by Administrative Agent.

     (c) Administrative Agent shall (within 30 days after receiving the information required for a Scheduled Determination or a Special Determination), having consulted with Borrower, propose to the Lenders a specific Borrowing Base amount for the Lenders to approve or disapprove. Within fifteen days thereafter each Lender shall respond to Administrative Agent in writing, either approving such proposed amount or setting out a reasonable alternative amount (based on the criteria described in clause (a) above), and any Lender's failure to respond to such proposal within such time will be deemed approval. After receiving such responses or deemed responses from all Lenders, Administrative Agent will designate the new Borrowing Base at the highest amount approved (i) by all Lenders, in the case of an increase to the then current Borrowing Base, or (ii) at the highest amount approved by Super Majority Lenders, in the case of a reduction to or continuation of the then current Borrowing Base.

     (d) In addition to the foregoing, Administrative Agent and Lenders shall also have the right to redetermine the Borrowing Base (which shall not count as a Special Determination but which shall otherwise be done in accordance with the procedures set forth in Section 2.9(c)) if

Borrower or any Subsidiaries sell or otherwise transfer (excluding only transfers to Borrower or a Subsidiary of Borrower that is a Guarantor) Oil and Gas Properties that, on a cumulative basis since the then most recent Determination Date, represent more than ten percent of the value of all of their proved reserves, as determined in the most recently delivered Engineering Report. Borrower will immediately pay any Borrowing Base Deficiency that results from this redetermination.

     Section 2.10. Letters of Credit. Subject to the terms and conditions hereof, Borrower may at any time during the Commitment Period request LC Issuer to issue, amend or extend the expiration date of, one or more Letters of Credit denominated in U.S. Dollars, provided that, after taking such Letter of Credit into account:

     (a) the Facility Usage does not exceed the Borrowing Base at such time;

     (b) the aggregate amount of LC Obligations at such time does not exceed the LC Sublimit;

     (c) the expiration date of such Letter of Credit (taking into account any extensions thereof) is prior to the date which is five days prior to the end of the Commitment Period;

     (d) such Letter of Credit is to be used for general corporate purposes of Borrower or any Subsidiary of Borrower;

     (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Credit Party that is not permitted hereunder or any Indebtedness of any other Person;

     (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

     (g) the amount, form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion (subject only to extension terms acceptable to such LC Issuer);

     (h) the expiration date of such Letter of Credit is not more than one year from the date of issuance of such Letter of Credit; provided that any Letter of Credit may provide for the renewal thereof for additional one-year periods that otherwise comply with the requirements of this Section 2.10 so long as the LC Issuer has the power to prevent such renewals by giving notice of its decision to do so;

     (i) no Lender obligated to participate in such Letter of Credit is in default of its obligations hereunder to Administrative Agent of LC Issuer; and

     (j) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(j) (the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

     Section 2.11. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five Business Days (or such shorter period as LC Issuer may in its discretion from time to time agree) before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.10 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit F, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.10 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in New York, New York. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify LC Issuer.

     Section 2.12. Reimbursement and Participations.

     (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon (i) at the rate applicable to Base Rate Loans to and including the first Business Day after such demand is made by LC Issuer and
(ii) at the Default Rate applicable to Base Rate Loans on each day thereafter. The obligation of Borrower to reimburse LC Issuer for each Matured LC Obligation shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (including any LC Application) under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Without limiting the generality of the foregoing, it is expressly agreed that the absolute and unconditional nature of Borrower's obligations under this section to reimburse LC Issuer for each drawing under a Letter of Credit will not be excused by the gross negligence or willful misconduct of LC Issuer. However, the foregoing shall not be construed to excuse LC Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Law) suffered by Borrower that are caused by LC Issuer's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit substantially comply with the terms thereof.

     (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1(a), the amount of such Loans shall be considered in determining the Facility Usage, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered in determining the Facility Usage.

     (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans.

     (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

     (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

     Section 2.13. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to the Letter of Credit Fee Rate then in effect (which shall be increased by two percent (2.00%) per annum during any period in which interest on the Loans accrues at the Default Rate), and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-quarter percent (.25%) per annum times the face amount of such Letter of Credit (but in no event less than $500 per annum). In addition, Borrower will pay to LC Issuer the LC Issuer's customary fees for administrative issuance, amendment and drawing of each Letter of Credit. The letter of credit fee and the letter of credit fronting fee will be calculated on the undrawn face amount of each Letter of Credit outstanding on each day at the above-applicable rates and will be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

     Section 2.14. No Duty to Inquire.

     (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

     (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Credit Party, or if the amount of any Letter of Credit is increased at the request of any Credit Party, this Agreement shall be binding upon all Credit Parties with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

     (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

     (d) Applicability of ISP and UCP. Unless otherwise expressly agreed by LC Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" of the Institute of International Banking Law & Practice, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time issuance, shall apply to each commercial Letter of Credit.

     Section 2.15. LC Collateral.

     (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

     (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding, which amount shall be held by LC Issuer as LC Collateral securing the remaining LC Obligations and the other Obligations, and such LC

Collateral may be applied from time to time to any Matured LC Obligations or any other Obligations which are due and payable.

     (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Investments as LC Issuer may choose in its reasonable discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral to Borrower or the Person who provided such Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that LC Issuer shall have with respect to all LC Collateral, Investments and proceeds all the rights and remedies under the Security Documents insofar as such Security Documents apply with respect to security interests in personal property. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

     (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer or Administrative Agent may without prior notice to Borrower or any other Credit Party provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and Administrative Agent and LC Issuer are hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

     Section 2.16. Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation, or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.4(c).

     Section 2.17. Increase in Commitments.

     (a) If and when Lenders designate a Borrowing Base that exceeds the Aggregate Commitments then in effect, Borrower and Administrative Agent may, without any further consent of any of the Lenders, from time to time cause an increase in the Aggregate Commitments by adding to this Agreement one or more additional Lenders or by allowing one or more Lenders to increase their respective Commitments, provided, however, that
(i) each such additional Lender shall be an Eligible Assignee, (ii) the conditions precedent for additional Loans that are set out in Section 4.2 are then satisfied, (iii) no such increase shall result in the Aggregate Commitments exceeding the Maximum Senior Credit Amount, (iv) no such increase shall result in the Aggregate Commitments exceeding the Borrowing Base then in effect, and
(v) no Lender's Commitment shall be increased without such Lender's consent. Any such addition of an additional Lender or increase in a Lender's Commitment shall be evidenced by a Commitment Increase Agreement executed by such Lender, Borrower, and Administrative Agent substantially in the form of Exhibit G hereto, which shall contain a revised Schedule 5 that shall thereupon be the Lenders Schedule for the purposes of this Agreement.

     (b) If the Aggregate Commitments are increased in accordance with this section, Administrative Agent and Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) executed by such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (ii) in the case of Borrower, certifying that the conditions precedent for additional Loans that are set out in Section 4.2 are then satisfied, before and after giving effect to such increase. Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.4), and shall borrow new Loans from the Lender whose Commitments have increased, to the extent necessary to keep the outstanding Loans ratable with any revised Percentage Shares arising from any nonratable increase in the Commitments under this section.

     (c) Notwithstanding the normal provisions for borrowings or prepayments hereunder, Lenders hereby authorize Borrower to make non-ratable borrowings and prepayments of the Loans (and if any such prepayment requires the payment of Eurodollar Loans other than on the last day of the applicable Interest Period, Borrower shall pay any required amounts pursuant to Section 3.4) in order to ensure that the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their Percentage Shares.

     (d) This section shall supersede any provisions in Section 10.1 to the contrary.

                       ARTICLE III - Payments to Lenders

     Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Administrative Agent not later than 12:00 noon, New York, New York time, on the date such payment becomes due and payable. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the payment address set forth for Administrative Agent on the Lenders Schedule.

     (b) When Administrative Agent collects or receives proceeds of Collateral, it shall allocate such proceeds among the secured parties (including hedge counterparties) for whose benefit it holds such Collateral in accordance with the relevant Security Document and the Intercreditor Agreement, and Administrative Agent shall then distribute in accordance with the following subsection (c) of this section the portions of such proceeds that are allocable to the Lender Parties. When Administrative Agent collects or receives proceeds of NEGO Collateral, it shall allocate such proceeds among the secured parties for whose benefit it holds such NEGO Collateral in accordance with the relevant Security Document and the Intercreditor Agreement, provided that all proceeds otherwise allocable to Borrower shall be allocated to the Lender Parties, and Administrative Agent shall then distribute in accordance with the following subsection (c) of this section the portions of such proceeds that are allocable to the Lender Parties.

     (c) When Administrative Agent collects or receives money that is allocable to the Lender Parties, Administrative Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows (except as otherwise provided in Section 8.3):

          (i) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or 10.4 or similar section of any Security Documents and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

          (ii) then for the prepayment of amounts owing under the Loan Documents (other than principal of the Loans) if so specified by Borrower;

          (iii) then for the prepayment of principal of the Loans, together with accrued and unpaid interest on the principal so prepaid; and

          (iv) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7. All distributions of amounts described in any of subsections (ii),
(iii) or (iv) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.13(c) or to Administrative Agent under Section 10.4(c), any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative

Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

     Section 3.2. Increased Costs.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender Party (except any reserve requirement reflected in the Adjusted Eurodollar Rate);

          (ii) subject any Lender Party to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender Party in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.5 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender Party); or

          (iii) impose on any Lender Party or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or LC Issuer, Borrower will pay to such Lender Party, as the case may be, such additional amount or amounts as will compensate such Lender Party, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender Party determines that any Change in Law affecting such Lender Party or any lending office of such Lender Party or such Lender Party's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender Party's capital or on the capital of such Lender Party's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender Party or the Loans made by, or participations in Letters of Credit held by, such Lender Party, or the Letters of Credit issued by LC Issuer, to a level below that which such Lender Party or such Lender Party's holding company could have achieved but for such Change in Law (taking into consideration such Lender Party's policies and the policies of such Lender Party's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender Party such additional amount or amounts as will compensate such Lender Party or such Lender Party's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender Party setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such

Lender Party or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender Party, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party's right to demand such compensation.

     Section 3.3. Illegality. If any Change in Law shall make it unlawful for any Lender Party to fund or maintain Eurodollar Loans, then, upon notice by such Lender Party to Borrower and Administrative Agent, (a) Borrower's right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, (b) all Eurodollar Loans of such Lender Party which are then the subject of any Borrowing Notice and which cannot be lawfully funded shall be funded as Base Rate Loans of such Lender Party, and (c) all Eurodollar Loans of such Lender Party shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by Law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender Party such amounts, if any, as may be required pursuant to Section 3.4.

     Section 3.4. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice requesting the continuation of outstanding Eurodollar Loans as, or the conversion of outstanding Base Rate Loans to, Eurodollar Loans, if such payment or prepayment prevents such Continuation/ Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice requesting the continuation of outstanding Eurodollar Loans as, or the conversion of outstanding Base Rate Loans to, Eurodollar Loans to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Credit Party,
(d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, or (e) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.7(b). Such indemnification shall be on an after-tax basis.

     Section 3.5. Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, LC Issuer, or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrower. Borrower shall indemnify each Lender Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes which (i) arise from any payment made hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and (ii) are paid by such Lender Party, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority but net of any foreign tax credit or the benefit of any deduction or other tax benefit determined in good faith by such Lender Party to be attributable to the imposition of such Indemnified Tax. A certificate as to the amount of such payment or liability delivered in good faith to Borrower by a Lender Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender Party, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

     (f) Treatment of Certain Refunds. If any Lender Party determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of such Lender Party, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender Party in the event Lender Party is required to repay such refund to such Governmental Authority. This Agreement shall not be construed to require any Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person, and each Lender Party shall make its determination under this subsection in its sole discretion.

     Section 3.6. Alternative Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing of Eurodollar Loans:

     (a) Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period (any such determination shall be conclusive absent manifest error); or

     (b) Administrative Agent is advised by Majority Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then Administrative Agent shall give notice thereof to Borrower and Lenders by telephone or telecopy as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of Eurodollar Loans shall be ineffective and shall be deemed a request to continue such Borrowing as a Borrowing of Base Rate Loans and (ii) if any Borrowing Notice requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans.

     Section 3.7. Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.2, or requires Borrower to pay any additional amount or indemnification to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or 3.5, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.2, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.5, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender fails to consent to any Borrowing Base amount proposed by the Administrative Agent, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (i) Borrower shall have paid to Administrative Agent the assignment fee specified in Section 10.5;

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Matured LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the


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

     extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to
     Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter; and

          (iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     Section 3.8. Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of any Lender Party hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender Party as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each Lender Party agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender Party, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

                  ARTICLE IV - Conditions Precedent to Lending

     Section 4.1 Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless Administrative Agent shall have received all of the following, duly executed and delivered (as applicable) and in form, substance and date satisfactory to Administrative Agent:

     (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

     (b) Each Note.

     (c) Each Guaranty and each Security Document listed in the Security
Schedule.

     (d) Certain certificates of Borrower including:

          (i) An "Omnibus Certificate" of Borrower, executed by the Secretary and of the Chairman of the Board or President of Borrower (or an equivalent representative of Borrower's managing member), which shall contain the names and signatures of the officers or representatives of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

          (ii) A "Compliance Certificate" of Borrower, executed by the Chairman of the Board or President of Borrower (or an equivalent representative of Borrower's managing member) and of the chief financial officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b) and (c) of Section 4.2.

     (e) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

     (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

     (g) A favorable opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for Credit Parties, in form and substance reasonably satisfactory to Administrative Agent and such other opinions of special and local counsel as may be required by Administrative Agent.

     (h) The Initial Financial Statements.

     (i) A certificate of Borrower, executed by the chief financial officer, certifying the Initial Financial Statements delivered pursuant to clause (h) above.

     (j) Certificates or binders evidencing Credit Parties' insurance in effect on the date hereof.

     (k) A certificate of Borrower, executed by the chief executive officer or chief financial officer of Borrower in form and detail acceptable to Administrative Agent confirming the insurance that is in effect as of the date hereof and certifying that such insurance is in compliance with the requirements of this Agreement.

     (l) The Initial Engineering Report.

     (m) Title review in form, substance, and authorship satisfactory to Administrative Agent, with respect to Borrower's oil and gas reserves representing a percentage determined by Administrative Agent of the present discounted value of Credit Parties' proven oil and gas reserves in connection with the pre-closing due diligence.

     (n) UCC-1 search reports conducted in such jurisdictions and reflecting such names as Administrative Agent shall request.

     (o) A certificate of each Credit Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

     (p) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

     (q) Evidence satisfactory to Administrative Agent that Borrower has successfully novated the Required Existing Hedges to the satisfaction of Administrative Agent.

     (r) Evidence satisfactory to Administrative Agent that Borrower, after giving effect to all extensions of credit hereunder, shall have at least $35,000,000 of Available Borrowing Base and either $15,000,000 of unrestricted cash or an additional $15,000,000 of Available Borrowing Base.

     (s) All documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 4.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

In addition to the foregoing, Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have paid all fees, expenses and disbursements required to be paid before the making of such first Loan, including those fees described in Sections 2.5(c)(i) and 2.5(d) and the estimated fees, expenses and disbursements of Thompson & Knight LLP, counsel for Administrative Agent.

     Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following additional conditions precedent have been satisfied:

     (a) All representations and warranties made by any Credit Party in any Loan Document shall be true in all respects on and as of the date of such Loan or the date of issuance of such Letter of Credit as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it shall be true in all respects on and as of such earlier date.

     (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit, both before and after giving effect to the making of such Loan or the issuance of such Letter of Credit.


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

     (c) No Material Adverse Change shall have occurred, and no event or circumstance shall have occurred that would reasonably be anticipated to cause a Material Adverse Change, since the date of the Initial Financial Statements.

                   ARTICLE V - Representations and Warranties

     To confirm each Lender Party's understanding concerning Credit Parties and Credit Parties' businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

     Section 5.1. No Default. No event has occurred and is continuing which constitutes a Default.

     Section 5.2. Organization and Good Standing. Each Credit Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Credit Party is duly qualified, in good standing, and authorized to do business in all jurisdictions within the United States wherein it owns Oil and Gas Properties included in the most recent Engineering Report and in all other jurisdictions where the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to be qualified in such other jurisdictions would not reasonably be anticipated to cause a Material Adverse Change. Each Credit Party has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

     Section 5.3. Authorization. Each Credit Party has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     Section 5.4. No Conflicts, Contravention or Consents; No Violation of Rights. The execution and delivery by each Credit Party of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with or contravene any provision of (i) any Law in any material respect, (ii) the organizational documents of any Credit Party, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon any Credit Party, (b) result in the acceleration of any Indebtedness owed by any Credit Party, (c) result in or require the creation of any Lien upon any assets or properties of any Credit Party except as expressly contemplated or permitted in the Loan Documents or (d) violate any rights of the public shareholders of NEGI. Except as expressly contemplated in the Loan Documents no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in


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

connection with the execution, delivery or performance by any Credit Party of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered by each party thereto will be, legal, valid and binding obligations of each Credit Party which is a party hereto or thereto, enforceable in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar Laws of general application relating to the enforcement of creditors' rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

     Section 5.6. Initial Financial Statements. Credit Parties have heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present in accordance with GAAP the financial positions of the respective Persons reported on therein at the respective dates thereof and the results of such Persons' operations and such Persons' cash flows for the respective periods thereof, subject in the case of unaudited interim statements to year-end audit adjustments. Since the date of the unaudited quarterly Initial Financial Statements of Borrower as and for the nine months ended September 30, 2005, no Material Adverse Change has occurred, except as reflected in Section 5.6 of the Disclosure Schedule. All financial statements provided hereunder have been prepared in accordance with GAAP (other than with respect to their presentation in consolidating form) except that unaudited quarterly financial statements do not include footnotes in accordance therewith and are subject to year-end audit adjustments.

     Section 5.7. Other Obligations and Restrictions. No Credit Party has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to the Credit Parties, taken as a whole, or material with respect to Borrower's Consolidated financial condition and not reflected in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or otherwise permitted under Section 7.1 and except in the case of any tax assessment that is being contested by a Credit Party in good faith and for which adequate reserves have been established. Except as reflected in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule, no Credit Party is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which would reasonably be anticipated to cause a Material Adverse Change.

     Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Credit Party to any Lender (as modified or supplemented by other information so furnished) in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains, as of the date made or deemed made, any material misstatement of fact or omits to state any material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading. The data provided by Borrower to the engineers who prepared each Engineering Report was not false or misleading and Borrower did not fail to provide any material data available to Borrower that would have been useful or necessary for preparation of any such Engineering Report. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.


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

     Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Credit Party threatened in writing, against any Credit Party or affecting any Collateral of such Credit Party (including any which challenge or otherwise pertain to any Credit Party's title to any Collateral) before any Governmental Authority which would reasonably be anticipated to cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against any Credit Party or to each Credit Party's knowledge any Credit Party's stockholders, partners, members, directors or officers or affecting any Collateral or any of its material assets or property which would reasonably be anticipated to cause a Material Adverse Change.

     Section 5.10. Labor Disputes and Acts of God. Except as disclosed in
Section 5.10 of the Disclosure Schedule, neither the business nor the properties of any Credit Party has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which would reasonably be anticipated to cause a Material Adverse Change.

     Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans, if any, that are maintained for the benefit of the employees of Borrower, any of Borrower's Subsidiaries or IPO Co are listed in Section 5.11 of the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in Section 5.11 of the Disclosure Schedule, no Termination Event has occurred and all ERISA Plans maintained for the benefit of the employees of Borrower, any of Borrower's Subsidiaries or IPO Co are in compliance with ERISA in all material respects.

     Section 5.12. Environmental and Other Laws. Except as disclosed in Section
5.12 of the Disclosure Schedule: (a) Credit Parties are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Credit Party is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Credit Party (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Credit Party is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Credit Party; (d) no Credit Party has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Credit

Party otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Each Credit Party undertook, at the time of its acquisition of each of its material properties, a reasonable investigation into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

     Section 5.13. Names and Places of Business. No Credit Party has, during the preceding five years, had, been known by, or used any other trade or fictitious name or been organized in any jurisdiction, except as disclosed in Section 5.13 of the Disclosure Schedule.

     Section 5.14. Subsidiaries. Borrower does not presently have any Subsidiary except those listed in Section 5.14 of the Disclosure Schedule or disclosed to Administrative Agent in writing. No Credit Party has any equity investments in any other Person except those listed in Section 5.14 of the Disclosure Schedule or disclosed to Administrative Agent in writing. Borrower owns, directly or indirectly, the Equity in each of its Subsidiaries as indicated in Section 5.14 of the Disclosure Schedule or has been disclosed to Administrative Agent in writing. Except as listed on the Disclosure Schedule, no Subsidiary of Borrower owns Oil and Gas Properties on the date hereof other than NEGO, National Offshore, and National Onshore. None of NGX Energy, NGX GP or NGX LP have any assets or liabilities except those listed in Section 5.14 of the Disclosure Schedule.

     Section 5.15. Government Regulation. Neither Borrower nor any other Credit Party owing Obligations is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, as amended, or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 5.16. Solvency. Immediately after giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and each Guarantor and the consummation of the transactions contemplated hereby, Borrower and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of Borrower's and each Guarantor's absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Person's assets, and (ii) Borrower's and each Guarantor's capital should be adequate for the businesses in which such Person is engaged and intends to be engaged. Neither Borrower nor any Guarantor has incurred (whether under the Loan Documents or otherwise), nor does Borrower or any Guarantor intend to incur or believe that it will incur, liabilities that will be beyond its ability to pay as such debts mature.

     Section 5.17. Title to Properties; Licenses. Each Credit Party has good and defensible title to, or valid leasehold interests in, all of the Collateral owned or leased by such Credit Party and all of its other material properties and assets necessary or used in the ordinary conduct of its business, free and clear of all Liens, encumbrances, or adverse claims and of all impediments to the use of such properties and assets in such Credit Party's business other than Permitted Liens and other minor defects or irregularities in title that do not interfere in any material respect with the operation thereof, except that no representation or warranty is made with respect to any oil,


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

gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. On the date hereof, each Credit Party owns the net interests in production attributable to the wells and units evaluated in the Initial Engineering Report. The ownership of such Properties does not in the aggregate in any material respect obligate such Credit Party to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Upon delivery of each Engineering Report furnished to the Lenders pursuant to Sections 6.2(f) and (g), the statements made in the preceding sentences of this section and in Section
5.19 shall be true with respect to such Engineering Report. Each Credit Party possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, except where the failure to possess such licenses would not be reasonably anticipated to cause a Material Adverse Change and no Credit Party is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     Section 5.18. Use of Proceeds; Margin Stock. The Letters of Credit and proceeds of the Loans will be used solely for the purposes specified in Section
2.4. None of such proceeds will be used by any Credit Party, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulations T, U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations T, U or X. Borrower has not taken nor will Borrower take any action which might cause any of the Loan Documents to violate Regulations T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may be in effect at the time such proceeds are used.

     Section 5.19. Leases and Contracts; Performance of Obligations. The leases, contracts, servitudes and other agreements forming a part of the Engineered Oil and Gas Properties of the Credit Parties are in full force and effect. All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any Engineered Oil and Gas Properties, have been properly and timely paid where such failure to pay could materially and adversely affect the ownership or operation of any material Engineered Oil and Gas Property. No Credit Party is in default with respect to its obligations (and no Credit Party is aware of any default by any third party with respect to such third party's obligations) under any such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any part of the Engineered Oil and Gas Properties, where such default could materially and adversely affect the ownership or operation of any material Engineered Oil and Gas Property. No Credit Party is currently accounting for any royalties, or overriding royalties or other payments out of production, based on oil and gas prices other than the prices actually received by such Credit Party (calculated at the well) from sale of production, and no Credit Party has any liability (or alleged liability) to account for the same on any such other basis.


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

     Section 5.20. Sale of Production. Except as set forth in Section 5.20 of the Disclosure Schedule, no Engineered Oil and Gas Property is subject to any material contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to a Credit Party other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed in Section 5.20 of the Disclosure Schedule in connection with the Engineered Oil and Gas Properties to which such contract or agreement relates: (i) no Engineered Oil and Gas Property is subject to any material contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 120 days' (or less) notice and (ii) all material contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm's length transactions made with third parties not affiliated with Credit Parties. Each Credit Party is presently receiving a price for all production from (or attributable to) each Engineered Oil and Gas Property covered by a production sales contract or marketing contract listed on the Disclosure Schedule that is computed in accordance with the terms of such contract, and no Credit Party is having deliveries of production from such Engineered Oil and Gas Property curtailed substantially below such property's delivery capacity, except for curtailments caused (a) by an act or event of force majeure, or (b) by routine maintenance requirements in the ordinary course of business. Except as set forth in the Disclosure Schedule, no Credit Party, nor, to such Credit Party's knowledge, any Credit Party's predecessors in title, has received prepayments (including payments for gas not taken pursuant to "take or pay" or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Engineered Oil and Gas Properties after the date hereof. Except as set forth in the Disclosure Schedule, no Engineered Oil and Gas Property is subject to any "take or pay" or other similar arrangement
(i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any Engineered Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. Except as set forth in the Disclosure Schedule, there is no Engineered Oil and Gas Property with respect to which any Credit Party, or, to such Credit Party's knowledge, any Credit Party's predecessors in title, has, prior to the date hereof, taken more ("overproduced"), or less ("underproduced"), in any material respect, gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Engineered Oil and Gas Property would entitle it to take; and the Disclosure Schedule accurately reflects, in all material respects, for each well or unit with respect to which such an imbalance is shown thereon to exist, (i) whether such Credit Party is overproduced or underproduced and (ii) the volumes (in cubic feet or British thermal units) of such overproduction or underproduction and the effective date of such information. Except as set forth in the Disclosure Schedule, no Engineered Oil and Gas Property is subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Engineered Oil and Gas Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties. No Engineered Oil and Gas Property is subject at the present time to any regulatory refund obligation and, to such Credit Party's knowledge, no facts exist which might cause the same to be imposed.

     Section 5.21. Operation of Oil and Gas Properties. Except as disclosed in
Section 5.12 of the Disclosure Schedule, the Engineered Oil and Gas Properties (and all properties unitized therewith) are, in all material respects, being (and, to the extent the same could materially and adversely affect the ownership or operation of the Engineered Oil and Gas Properties after the date hereof, to the applicable Credit Party's knowledge, have in the past been) maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Engineered Oil and Gas Property and in conformity with the Permitted Liens. No Engineered Oil and Gas Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and (ii) none of the wells located on the Engineered Oil and Gas Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, the Engineered Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties). There are no dry holes, or otherwise inactive wells, located on the Engineered Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned. Each Credit Party has all material governmental licenses and permits reasonably necessary or appropriate to own and operate its Engineered Oil and Gas Properties, and except as disclosed in Section 5.12 of the Disclosure Schedule no Credit Party has received notice in writing of any material violations in respect of any such licenses or permits.

     Section 5.22. Ad Valorem and Severance Taxes; Litigation. Each Credit Party has paid and discharged when due all ad valorem taxes assessed against its Engineered Oil and Gas Properties or any part thereof and all production, severance and other taxes assessed against, or measured by, the production or the value, or proceeds, of the production therefrom, except in the case of any tax assessment that is being contested by such Credit Party in good faith and for which adequate reserves have been established. There are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to any Credit Party's knowledge, threatened) which might adversely affect any material Engineered Oil and Gas Property, including any which challenge or otherwise pertain to any Credit Party's title to any material Engineered Oil and Gas Property or rights to produce and sell oil and gas therefrom.

     Section 5.23. Internal Control Event. Since the date of the annual Initial Financial Statements, no Internal Control Event has occurred which would be reasonably anticipated to cause a Material Adverse Change.

     Section 5.24. Separateness of Each Credit Party. Each Credit Party: (a) maintains separate records and books of account that are distinct from those of any Affiliate of such Credit Party, appropriately identifying such Credit Party's separate assets and liabilities, and in such records and books of account properly documents all inter-Affiliate transactions; (b) except for treasury management systems in which ownership of deposits and investments are separately


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accounted for, does not commingle its funds or assets with those of any
Affiliate of such Credit Party; (c) holds all appropriate meetings of its board of directors or other analogous governing body to authorize and approve such Credit Party's actions, which meetings are separate from those of other Affiliates and at which meetings all appropriate officers are elected or appointed to offices that are separate from those of Affiliates; and (d) does not hold itself out as directly owning the assets of its Affiliates and does not allow any Affiliate to hold itself out as directly owning the assets of such Credit Party. Pursuant to the Securities Exchange Act, NEGI presents its Consolidated financial condition of NEGI and its Subsidiaries to the public separately from that of Borrower and Borrower's other Subsidiaries. Borrower acknowledges and agrees that the Lender Parties have relied on the separate existence of each Credit Party, as represented to them by Borrower, in agreeing on the structure of the credit transactions contemplated by this Agreement and in making the Loans based on the support of the various Guaranties and other Security Documents provided by the various Credit Parties as separate and distinct entities.

                 ARTICLE VI - Affirmative Covenants of Borrower

     To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 6.1. Payment and Performance. Each Credit Party will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents to which it is a party. Borrower will cause each Credit Party that is a wholly-owned Subsidiary of Borrower to observe, perform and comply with every such term, covenant and condition in any Loan Document. The parties recognize that Borrower may not have the legal power to cause any Credit Parties other than Borrower and its wholly-owned Subsidiaries so to comply with the Loan Documents, but Borrower agrees that the failure of any such other Credit Party to comply with the terms of the Loan Documents will nonetheless constitute a Default or Event of Default hereunder.

     Section 6.2. Books, Financial Statements and Reports. Each Credit Party will at all times maintain full and accurate books of account and records. Borrower and each Credit Party that is a Subsidiary of Borrower will maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to the Administrative Agent at Borrower's expense:

     (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion with respect to such Consolidated statements (without a "going concern" or like qualification or exception or without any qualification or exception as to the scope of such audit), based on an audit using generally accepted auditing standards, by Grant Thornton or another


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independent certified public accounting firm selected by Borrower and reasonably acceptable to Administrative Agent, to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, after the Initial Equity Offering, to the extent required by the Securities Laws, concurrently with the delivery of such financial statements, IPO Co will furnish an attestation report of an independent certified public accounting firm as to IPO Co's internal controls pursuant to Section 404 of Sarbanes-Oxley and no conclusion made by such firm shall identify a material weakness as to which the Majority Lenders object.

     (b) As soon as available, and in any event within forty-five (45) days after the end of the first three Fiscal Quarters in each Fiscal Year, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and that not all notes required by GAAP need be presented. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate of Borrower in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of Borrower and its consolidated subsidiaries (subject to normal year-end adjustments and the absence of notes with respect to the financial statements furnished pursuant to this subsection (b)), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.1, 7.3, 7.6 and 7.11 and stating that all Collateral required under
Section 6.17 has been provided and that no Default or Internal Control Event exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default or Internal Control Event.

     (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Credit Party to its equity holders and all registration statements, periodic reports and other statements and schedules filed by any Credit Party with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

     (d) Together with each set of financial statements furnished under subsections (a) and (b) of this section, Borrower will furnish a report (in form reasonably satisfactory to Administrative Agent) of all Hedging Contracts of Borrower and each of its Subsidiaries, setting forth the type, term, effective date, termination date and notional amounts or volumes and the counterparty to each such agreement.

     (e) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a business and financial plan, together with a capital expenditure schedule, for


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Borrower (in form reasonably satisfactory to Administrative Agent), prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Borrower, and thereafter yearly financial projections and budgets until the Maturity Date.

     (f) By March 31 of each year commencing March 31, 2006, an Engineering Report prepared as of the preceding January 1 by one or more of Netherland, Sewell & Associates, DeGolyer & MacNaughton, or other independent petroleum engineers chosen by Borrower and acceptable to Administrative Agent, concerning all Oil and Gas Properties owned by any Credit Party which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be reasonably satisfactory to Administrative Agent, shall be prepared using PV10 Pricing, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis consistent in form and scope in all material respects to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) (i) the Oil and Gas Properties owned by each Credit Party and (ii) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

     (g) By September 30 of each year, commencing September 30, 2006, an Engineering Report prepared as of the preceding July 1 (or the last day of the preceding calendar month in the case of a Special Determination) by petroleum engineers who are employees of Borrower (or, at the option of Borrower, by the independent engineers named above or selected in accordance with (f) above), together with an accompanying report on property sales, property purchases and changes in categories that have occurred since the date of the prior Engineering Report, both in the same form and scope as the reports in (f) above.

     (h) As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, a report describing by major operating unit the net volume of production of the Credit Parties and sales attributable to production during each month of such quarter from the properties described in the most recent Engineering Report and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

     (i) At least ten Business Days prior to any sale or transfer of Oil and Gas Properties for more than $50,000,000 or that will require execution of a release of Collateral by Administrative Agent, written notice of such sale describing the Oil and Gas Properties to be sold, the anticipated sales price, and a request for the release of any such Collateral.

     Section 6.3. Other Information and Inspections. Each Credit Party will furnish to each Lender any information which Administrative Agent may from time to time request concerning any provision of the Loan Documents, any Collateral, or any matter in connection with Credit Parties' businesses, properties, prospects, financial condition and operations, including all evidence which Administrative Agent from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Credit Party in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto. Borrower and each Credit Party will permit representatives


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appointed by Administrative Agent or any Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) upon reasonable prior written notice to visit and inspect during normal business hours any of such Credit Party's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Credit Party shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and, upon reasonable prior written notice, to discuss all such matters with its principal executive and financial officers.

     Section 6.4. Notice of Material Events and Change of Name or Address. Borrower will promptly notify each Lender Party in writing, stating that such notice is being given pursuant to this Agreement, of:

     (a) the occurrence of any Material Adverse Change,

     (b) the occurrence of any Default,

     (c) the acceleration of the maturity of any Indebtedness owed by any Credit Party or of any default by any Credit Party under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default would be reasonably anticipated to cause a Material Adverse Change,

     (d) the occurrence of any Termination Event,

     (e) any claim of $5,000,000 or more, or any notice of potential liability under any Environmental Laws which might exceed such amount, and

     (f) the filing of any suit or proceeding against any Credit Party in which an adverse decision would reasonably be anticipated to cause a Material Adverse Change or to materially and adversely affect title to any material Engineered Oil and Gas Property of Borrower or any Subsidiary.

Upon the occurrence of any of the foregoing Credit Parties will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default, or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent and Administrative Agent's counsel in writing at least twenty Business Days prior to the date that any Credit Party changes its name or its jurisdiction of organization.

     Section 6.5. Maintenance of Properties. Each Credit Party will maintain, preserve, protect, and keep all Collateral and all other property owned by such Person that is used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) in accordance with prudent industry standards, in material compliance with all applicable Laws, and in conformity with all applicable material contracts, servitudes, leases and agreements, and each


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will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     Section 6.6. Maintenance of Existence and Qualifications. Each Credit Party will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except (a) as contemplated in the above definition of "Initial Equity Offering" or (b) where the failure to do any of the foregoing would not be reasonably anticipated to cause a Material Adverse Change.

     Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Credit Party will (a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property before the same become delinquent; (c) within ninety (90) days past the original invoice or billing date therefor pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP, provided that each Credit Party may delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefore which are required by GAAP.

     Section 6.8. Insurance.

     (a) Each Credit Party shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule with financially sound and reputable insurance companies, as well as insurance in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. All insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Administrative Agent as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without ten (10) days prior notice to Administrative Agent, and (iii) to provide for any other matters specified in any applicable Security Document or which Administrative Agent may reasonably require. Each Credit Party shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.

     (b) Reimbursement under any liability insurance maintained by Credit Parties pursuant to this Section 6.8 may be paid directly to the Person who has incurred the liability covered by such insurance. With respect to any loss involving damage to Collateral, each Credit Party will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Credit Party pursuant to this Section 6.8 shall be paid to such Credit Party by Administrative Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired; provided that


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Administrative Agent shall be entitled (but not obligated) to retain and apply such proceeds as Collateral during the continuance of any Event of Default.

     Section 6.9. Performance on Borrower's Behalf. If any Credit Party fails to pay when required any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

     Section 6.10. Interest. In addition to Borrower's obligations to pay interest at the Default Rate on the Loans under Section 2.5 and the Matured LC Obligations under Section 2.12(a), Borrower hereby promises to each Lender Party to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) that Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due (and subject to the obligations of such Lender to repay such interest if it is required to repay any such amount to Borrower). Such interest shall accrue from the date such other Obligations become due until they are paid.

     Section 6.11. Compliance with Agreements and Law. Each Credit Party will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation (other than the Loan Documents) to which it is a party or by which it or any of its properties is bound. Each Credit Party will conduct its business and affairs in compliance in all material respects with all Laws applicable thereto. Each Credit Party will cause all material licenses and permits for the conduct of its business and the ownership and operation of its material Engineered Oil and Gas Properties used and useful in the conduct of its business to be at all times maintained in good standing and in full force and effect.

     Section 6.12. Environmental Matters; Environmental Reviews.

     (a) Each Credit Party will comply in all material respects with all Environmental Laws now or hereafter applicable to such Credit Party, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental permits, licenses and other authorizations reasonably necessary for its operations and will maintain such authorizations in full force and effect. No Credit Party will do anything or permit anything to be done which will subject any of its properties to any material remedial obligations under, or result in noncompliance in any material respect with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances. Upon Administrative Agent's reasonable request, at any time and from time to time (but no more frequently than once per calendar year with respect to the same property), Borrower will provide at its own expense an environmental inspection of any of the Credit Parties' material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm selected by Borrower and reasonably approved by Administrative Agent.


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     (b) Borrower will promptly furnish to Administrative Agent copies of all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Credit Party, or of which Borrower otherwise has notice, pending or threatened in writing against any Credit Party by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Credit Party's ownership or use of its properties or the operation of its business.

     (c) Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications that are received by Borrower in connection with any Credit Party's ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location (excluding only routine correspondence concerning matters in the ordinary course of business with respect to duties that the Credit Parties are not disputing).

     Section 6.13. Actions after the Initial Equity Offering. If and when the Initial Equity Offering occurs, Borrower will ensure that all of the terms of the proviso in the above definition of "Initial Equity Offering" are met and Borrower and NEGO will novate the then existing Hedging Contracts of NEGO so that Borrower replaces NEGO as a party thereto (with the consent of each other party thereto other than Citibank, N.A., who hereby gives such consent) and amend and restate the Security Documents given by NEGO so that they (a) are in substantially the same form as the Security Documents provided by National Onshore and National Offshore and (b) secure the Obligations directly.

     Section 6.14. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party, and each of their respective Affiliates, a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party or any of their respective Affiliates, at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party or any of their respective Affiliates, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise,
(b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, or any of their respective Affiliates, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Lender Party, and each of their respective Affiliates, is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to; irrespective of whether or not such Lender Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender Party different from the branch or office holding such items. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.


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     Section 6.15. Guaranties. Each of the Subsidiaries of Borrower on the date hereof, other than the NEG Subsidiaries, shall promptly execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower under the Loan Documents, which guaranty shall be satisfactory to Administrative Agent in form and substance and shall be delivered prior to the making of any Loan hereunder. IPO Co, upon its acquisition of more than 10% of the issued and outstanding Equity of Borrower, Debt Holdco, upon its acquisition of any Intercompany Obligation, each Person that hereafter becomes a Subsidiary of Borrower, and each Person that is a NEG Subsidiary on the date hereof but hereafter ceases to be a NEG Subsidiary but remains a Subsidiary of Borrower, shall promptly execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower under the Loan Documents, which guaranty shall be satisfactory to Administrative Agent in form and substance. Borrower will cause each such Guarantor to deliver to Administrative Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent and its counsel that such Guarantor has taken all company action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute. To the extent that any Subsidiary of Borrower which is a Guarantor owes any Intercompany Obligation to Borrower then, notwithstanding any restrictions on repayment of such Intercompany Obligation in any Loan Document, any payment made by such Subsidiary under its Guaranty will constitute a payment in the same amount of such Intercompany Obligation owed by such Subsidiary to Borrower.

     Section 6.16. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Guarantors and Borrower are and will be assigning to Administrative Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred such Credit Parties may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Credit Parties or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to Credit Parties constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent or Lenders to collect other Production Proceeds thereafter.

     Section 6.17. Collateral.

     (a) At all times the Secured Obligations shall be secured by Liens (subject only to Permitted Liens) covering and encumbering (i) at least 90% of the total value of the proved reserves of oil and gas attributable to the Oil and Gas Properties of Borrower and its Subsidiaries, other than the NEG Subsidiaries,
(ii) all of the issued and outstanding Equity of each Subsidiary of Borrower that is owned by any Credit Party, (iii) all existing Intercompany


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Obligations (except for the obligation of NEGH to pay to NEGI the "NEGI Priority
Amount" referred to in clause (d) of the definition of "Intercompany Obligations"), and (iv) Borrower's rights under the Restated NEGO Credit
Facility and under mortgages securing the Restated NEGO Credit Facility that cover at least 90% of the total value of the proved reserves of oil and gas attributable to the Oil and Gas Properties of the NEG Subsidiaries. On the date hereof, and from time to time hereafter as any such Equity or Intercompany Obligation is acquired by a Credit Party, such Credit Party shall deliver to Administrative Agent for the ratable benefit of each Lender pledge agreements covering such Equity and Intercompany Obligation, each in form and substance acceptable to Administrative Agent.

     (b) To the extent necessary to comply with the first sentence of Section 6.17(a), (i) within 30 days after the delivery of each Engineering Report, the Credit Parties that own Oil and Gas Properties shall execute and deliver mortgages and deeds of trust in form and substance acceptable to Administrative Agent, together with such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by this Section 6.17.

     (c) Borrower agrees to deliver and to cause each other Credit Party to deliver, to further secure the Obligations (or, in the case of the NEG Subsidiaries, to secure the Restated NEGO Credit Facility) whenever requested by Administrative Agent in its sole and absolute discretion: (i) deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting Liens (subject only to Permitted Liens) in any real or personal property now owned or hereafter acquired by any Credit Party, (ii) transfer orders or letters in lieu thereof with respect to the production and proceeds of production from the Collateral, in form and substance satisfactory to Administrative Agent, and (iii) favorable title opinions from legal counsel acceptable to Administrative Agent with respect to any Credit Party's properties and interests designated by Administrative Agent, based upon abstract or record examinations to dates acceptable to Administrative Agent and (1) stating that such Credit Party has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (2) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected deed of trust or mortgage liens in such properties and interests and assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, subject only to Permitted Liens, and (c) covering such other matters as Administrative Agent may reasonably request. Upon request by Administrative Agent, Borrower will deliver, and will cause each other Credit Party to deliver, releases of any Permitted Liens securing Intercompany Obligations that are described in subsection (l) of the above definition of "Permitted Liens".

     Section 6.18. Separateness of Each Credit Party. Each Credit Party will:
(a) maintain separate records and books of account that are distinct from those of any Affiliate of such Credit Party, appropriately identifying such Credit Party's separate assets and liabilities, and in such records and books of account properly document all inter-Affiliate transactions; (b) except for treasury management systems in which ownership of deposits and investments are separately accounted for, not commingle its funds or assets with those of any Affiliate of such Credit Party;


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(c) hold all appropriate meetings of its board of directors or other analogous governing body to authorize and approve such Credit Party's actions, which meetings are separate from those of other Affiliates, and at which meetings all appropriate officers will be elected or appointed to offices that are separate from those of Affiliates; and (d) not hold itself out as directly owning the assets of its Affiliates, and not allow any Affiliate to hold itself out as directly owning the assets of such Credit Party. For so long as NEGI is a reporting company under the federal securities laws, Borrower will insure that NEGI complies with the requirements of all Securities Laws to present the Consolidated financial condition of NEGI and its Subsidiaries to the public separately from that of Borrower and Borrower's other Subsidiaries.

                  ARTICLE VII - Negative Covenants of Borrower

     To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and make the Loans, Borrower covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 7.1. Indebtedness. No Credit Party will in any manner owe or be liable for Indebtedness except:

     (a) the Obligations.

     (b) Allowed Second Lien/Unsecured Indebtedness, and any guarantees thereof by any of the Guarantors, provided that if Borrower has in connection with any Borrowing Base determination requested Lenders to assume that Allowed Second Lien/Unsecured Indebtedness will not be issued in the following six months, Borrower may not issue or borrow Allowed Second Lien/Unsecured Indebtedness until completion of the next following Borrowing Base determination in connection with which Borrower has requested Lenders to assume that the Allowed Second Lien/Unsecured Indebtedness will be issued in the following six months.

     (c) Intercompany Obligations.

     (d) Indebtedness for borrowed money hereafter lent to Borrower by one or more of its equity owners, provided that such Indebtedness (i) does not provide for any payments in cash or in property of Borrower, whether for principal, interest or otherwise, prior to the payment in full of the Obligations, (ii) has a scheduled maturity after the Maturity Date, which maturity cannot be accelerated prior to the Maturity Date under any circumstances, (iii) is not secured, and (iv) is otherwise subordinated to the Obligations upon terms and conditions satisfactory to Administrative Agent in its sole and absolute discretion.

     (e) Indebtedness outstanding under the instruments and agreements described in Section 7.1(e) of the Disclosure Schedule (excluding any renewals or extensions of such Indebtedness).

     (f) Indebtedness arising under Hedging Contracts permitted under Section
7.3.


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

     (g) purchase money Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time that is incurred for the purchase of equipment, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the equipment acquired thereby and such Indebtedness shall be secured only by the acquired equipment, any accessions thereto and any proceeds thereof.

     (h) Indebtedness of IPO Co or Borrower owing to AREH or any of its Affiliates for expenses incurred for the Initial Equity Offering, provided that the terms of such Indebtedness provide that such Indebtedness will be paid out of - and only out of - the proceeds of the Initial Equity Offering.

     (i) miscellaneous items of Indebtedness not described in subsections (a) through (g) which do not in the aggregate (taking into account all such Indebtedness of all Credit Parties) exceed $10,000,000 at any one time outstanding.

     Section 7.2. Limitation on Liens. Except for Permitted Liens, no Credit Party will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

     Section 7.3. Hedging Contracts.

     (a) No Credit Party will be a party to or in any manner be liable on any Hedging Contract except:

          (i) Hedging Contracts entered into by Borrower or (prior to the Initial Equity Offering) by NEGO with the purpose and effect of fixing prices on oil or gas expected to be produced by NEGO, National Onshore or National Offshore (in the case of Hedging Contracts entered into by Borrower) or by NEGO (in the case of Hedging Contracts entered into by
     NEGO), provided that at all times: (1) the aggregate monthly production covered by all such contracts of Borrower (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed eighty percent (80%) of Credit Parties' (excluding the NEG Subsidiaries) aggregate Projected Oil and Gas Production anticipated (at the time such Hedging Contract is entered into) to be sold in the ordinary course of such Credit Parties' businesses for such month, (2) the aggregate monthly production covered by all such contracts of NEGO (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed eighty percent (80%) of NEGO's aggregate Projected Oil and Gas Production anticipated (at the time such Hedging Contract is entered into) to be sold in the ordinary course of the NEGO's business for such month, (3) except for letters of credit and the Collateral under the Security Documents with respect to Lender Hedging Obligations, no such contract requires any Credit Party to put up money, assets, or other security against the event of its nonperformance prior to actual default by such Credit Party in performing its obligations thereunder, and (4) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated A or A2 or


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

     better, respectively, by either Rating Agency. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by any Credit Party which are located in or offshore of the United States and which have attributable to them proved producing oil or gas reserves, as such production from proved producing reserves is projected in the most recent Engineering Report delivered pursuant to Section 6.2(f) or (g), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(f) or (g) above and otherwise are satisfactory to Administrative Agent; and

          (ii) Hedging Contracts entered into by Borrower or NEGO with the purpose and effect of fixing interest rates (or reversing previous Hedging Contracts entered into to fix such interest rates) on a principal amount of Indebtedness of Borrower or NEGO that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds one hundred percent (100%) of the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances,
     (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or an Affiliate of any Lender at the time such contract is entered into) at the time the contract is made has long-term unsecured and unenhanced debt obligations rated A or A2 or better, respectively, by either Rating Agency; and

     (b) No Credit Party will terminate or amend the Required Closing Date Hedges, except to the extent such Credit Party replaces such Required Closing Date Hedges with new Hedging Contracts allowed under Section 7.3(a) that provide equal or greater price protection on the same or greater amount of Projected Oil and Gas Production.

     Section 7.4. Limitation on Mergers, Issuances of Securities. Other than as contemplated in the above definition of "Initial Equity Offering", no Credit Party will merge or consolidate with or into any other Person, or be liquidated into any Person, except that any Subsidiary of Borrower may be merged into or consolidated or liquidated with (a) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (b) Borrower, so long as Borrower is the surviving business entity; provided that no Default or Event of Default exists or would exist after giving effect to such merger or consolidation and that all parties to such transaction are Solvent both before and (to the extent still existing) after such transaction. Borrower will not issue any Equity securities other than its common Equity and any options or warrants giving the holders thereof only the right to acquire such common Equity. No Subsidiary of Borrower will issue any additional shares of its Equity securities or any options, warrants or other rights to acquire such additional Equity securities except to Borrower or a Guarantor and only to the extent not otherwise forbidden under the terms hereof.


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     Section 7.5. Limitation on Sales of Property. Except for transfers pursuant to any merger, consolidation or liquidation permitted under Section 7.4 or any Distribution permitted under Section 7.6, no Credit Party will (or agree to) sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents:

     (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

     (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

     (c) Equity interests of any of Borrower's Subsidiaries which are transferred to Borrower or a Guarantor; and

     (d) any Oil and Gas Properties which are sold or otherwise transferred for fair consideration to Persons who are not Affiliates of Borrower, provided that
(i) no Default exists at the time of any such sale or other transfer of Collateral (other than Defaults that will be cured upon the application of the proceeds of such sale or other transfer), (ii) Borrower must first give notice to Administrative Agent of any such sale of properties subject to Security Documents, (iii) if the Oil and Gas Properties so sold or transferred, on a cumulative basis since the then most recent Determination Date, represent more than ten percent of the value of all of the proved reserves of Borrower and its Subsidiaries, as determined in the most recently delivered Engineering Report, the sale or other transfer may not be made until Administrative Agent and the Lenders have made a Special Determination as contemplated in Section 2.9(d), and
(iv) concurrently with such sale or other transfer Borrower must pay in full any Borrowing Base Deficiency that results from such Special Determination.

Administrative Agent shall deliver to Borrower a release with respect to any Collateral sold in accordance with this section and shall execute and deliver such instruments and documents as shall reasonably be requested by Borrower to evidence and record such release, and each Lender hereby irrevocably consents to and authorizes all such release, instruments and documents.

     Section 7.6. Limitation on Distributions; Prepayments of Allowed Second Lien/Unsecured Indebtedness. No Credit Party will declare or make any Distribution, other than, so long as no Event of Default or Borrowing Base Deficiency exists after giving effect to such Distribution:

     (a) Distributions permitted under Section 2.4 hereof.

     (b) Distributions payable to Borrower or to Guarantors that are Subsidiaries of Borrower, to the extent not in violation of the investment restrictions of Section 7.7.

     (c) Distributions payable to Borrower's Equity holders out of the proceeds from the issuance or borrowing of Allowed Second Lien/Unsecured Indebtedness, provided that the condition described in Section 4.1(r) is satisfied as of the date of such Distribution.


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

     (d) Distributions that result in Debt Holdco holding Intercompany Obligations and becoming a Guarantor as contemplated in subsection (c) of the definition of "Intercompany Obligations".

     (e) Distributions in accordance with the above definition of "Initial Equity Offering".

     (f) Distributions by a Credit Party payable only in such Credit Party's common Equity, so long as Borrower's interest in any of its Subsidiaries is not thereby reduced.

     (g) with respect to any period during which Borrower is a pass-through entity or disregarded entity for federal income tax purposes, quarterly cash Distributions to each Equity holder in Borrower for the US federal, state and local income taxes, including estimated taxes, payable by such Equity holder (in any jurisdiction in which Borrower or its Subsidiaries own Oil and Gas Properties) that are attributable to the taxable income allocated to such Equity holder from Borrower and its Subsidiaries, calculated assuming that such Equity holder is taxed as a corporation for federal income tax purposes and has no income or losses other than its share of Borrower's income or losses (taking into account for any period any loss carry-forwards of such Equity holder attributable to losses allocated to such Equity holder from Borrower for prior periods that have not previously been offset by income from Borrower, and taking into account any adjustments for previous estimated taxes) and provided that each such Distribution shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would apply to Borrower if it were a Delaware corporation.

     (h) other cash Distributions to Borrower's Equity holders in an aggregate amount not to exceed $8,000,000 in any Fiscal Year.

     (i) Distributions of cash by any NEG Subsidiary to the extent not restricted under the Restated NEGO Credit Facility.

     (j) repayments to AREH or any of its Affiliates of approximately $38,300,000 heretofore borrowed by National Offshore from AREH and approximately $1,500,000 heretofore borrowed by NEGO from AREH to provide cash collateral for Hedging Contracts, which repayments may only be made using such cash collateral (or in the amount of such cash collateral) at the time such cash collateral is released at or after the Closing Date (and, to the extent such cash collateral is not released at the Closing Date, the foregoing Indebtedness to be repaid thereby shall be deemed permitted under Section 7.1 and the yet-to-be released Liens on such cash collateral shall be deemed to be Permitted Liens, in each case until such cash collateral is so released).

     (k) only to the extent made out of proceeds of the Initial Equity Offering received by Borrower from IPO Co, payments by Borrower on behalf of IPO Co of the expenses of the Initial Equity Offering (including repayment of Indebtedness described in Section 7.1(h).

     (l) after IPO Co becomes a guarantor, any dividend by IPO Co of any Distributions from Borrower permitted under subsection (h).


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

Borrower may make no prepayment of Allowed Second Lien/Unsecured Indebtedness if the Facility Usage exceeds 90% of the Available Borrowing Base after giving effect to such prepayment or if any Default or Borrowing Base Deficiency then exists under this Agreement after giving effect to such prepayment. Borrower is otherwise free to prepay the Allowed Second Lien/Unsecured Indebtedness, in whole or in part, at any time. This Section 7.6 does not prevent Borrower or any of its Subsidiaries from reimbursing IPO Co or NEGI for all of their costs incurred to manage the properties of Borrower and its Subsidiaries. For as long as the sole business of IPO Co is to own its interest in Borrower, serve as the managing member of Borrower, and otherwise manage the business and properties of Borrower and its Subsidiaries, this reimbursement may include all of IPO Co's cash expenses.

     Section 7.7. Limitation on Investments and New Businesses. No Credit Party will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of the oil and gas business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present oil and gas businesses and operations, or (c) make any Investments in any Person other than Permitted Investments.

     Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Credit Party will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers or joint working interest owners in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

     Section 7.9. Transactions with Affiliates; No Prepayments or Amendments of Restated NEGO Credit Facility. Except for transactions contemplated in the above definition of "Initial Equity Offering" or as permitted pursuant to Section 7.6 or Section 7.1(d), neither Borrower nor any of its Subsidiaries nor any Guarantor will engage in any material transaction with any Person that is an Affiliate of Borrower on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions solely among Borrower and Guarantors. Until NEGO becomes a Guarantor, no prepayments will be made or allowed under the Restated NEGO Credit Facility if such prepayment would decrease the outstanding principal amount thereof to less than $160,000,000. Borrower will not amend, modify, or waive any provision of, or consent to any amendment, modification or waiver of any provision of, or assign any of its rights under, the Restated NEGO Credit Facility or any of the "Loan Documents" as defined therein except either pursuant to the Security Documents or with the consent of Administrative Agent.

     Section 7.10. Prohibited Contracts. Except as set forth in Section 7.10 of the Disclosure Schedule, no Credit Party will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Credit Party will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Credit


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Party will hereafter enter into any contract or agreement that forbids it from granting the Liens required hereunder.

     Section 7.11. Financial Covenants.

     (a) Leverage Ratio. Borrower will not permit the Leverage Ratio to be greater than 3.5 to 1.0.

     (b) Consolidated Tangible Net Worth. Borrower will not permit Consolidated Tangible Net Worth to be less than $240,000,000, plus 50% of Consolidated Net Income for each Fiscal Quarter ended after December 31, 2005 for which Consolidated Net Income was positive.

     (c) Current Ratio. Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.0 to 1.0.

                 ARTICLE VIII - Events of Default and Remedies

     Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Credit Party fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Credit Party fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

     (c) The occurrence of an "Event of Default" as defined in the Restated NEGO Credit Facility;

     (d) Any Credit Party fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 (a) and (b) or Article VII;

     (e) Any Credit Party fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party or any Hedging Contract relating to Lender Hedging Obligations, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

     (f) Any representation or warranty made herein or in any writing by or on behalf of any Credit Party in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at


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

any time ceases to be valid, binding and enforceable for any reason other than its release or subordination by Administrative Agent;

     (g) The occurrence of any Termination Event;

     (h) Any Credit Party:

          (i) suffers the entry against it of a judgment, decree or order for relief by a Governmental Authority of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally not paying (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action authorizing any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $15,000,000 (not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any Governmental Authority against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

     (i) Any Credit Party (i) fails to pay any portion, when such portion is due, of any of its Indebtedness (including any Allowed Second Lien/Unsecured Indebtedness) in excess of $10,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, any such failure, breach or default continues beyond any applicable period of grace provided therefore, and the effect of any failure referred to in this clause (ii) is to cause, or permit the holder or holders of such


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

Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity;

     (j) The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or a Guarantor shall so state in writing; and

     (k) Any Change of Control occurs.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to any Credit Party, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Credit Party who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to Borrower or any other Credit Party, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Credit Party who at any time ratifies or approves this Agreement.

     Section 8.2. Remedies. If any Event of Default shall occur and be continuing, each Lender Party may protect and enforce any rights provided to it under the Loan Documents by any available proceedings, including proceedings for specific performance. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

     Section 8.3. Application of Proceeds after Acceleration. If Administrative Agent collects or receives money pursuant to the Loan Documents after the acceleration of the Obligations as provided in Section 8.1 or upon foreclosure upon Collateral, Administrative Agent shall distribute all money so collected or received in accordance with the Intercreditor Agreement and then:

     (a) first to any reimbursements due Administrative Agent hereunder or under any Security Document; and


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     (b) then ratably to the payment of the Obligations, including LC
Obligations (and among the outstanding Obligations in the manner provided in Section 3.1), and the Lender Hedging Obligations, until such Obligations and Lender Hedging Obligations are paid in full.

Administrative Agent shall have no responsibility to determine the existence or amount of Lender Hedging Obligations and may reserve from the application of amounts under this Section amounts distributable in respect of Lender Hedging Obligations until it has received evidence satisfactory to it of the existence and amount of such Lender Hedging Obligations.

                       ARTICLE IX - Administrative Agent

     Section 9.1. Appointment and Authority. Each of the Lenders and LC Issuer hereby irrevocably appoints Citicorp USA, Inc. to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Lender Parties, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative
Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

     Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower or a Lender.


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     Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

     Section 9.2. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or LC Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 9.3. Non-Reliance on Administrative Agent and Other Lenders. Each Lender Party acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     Section 9.4. Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.


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     Section 9.5. Sharing of Set-Offs and Other Payments. Each Lender Party
agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it, taking into account all distributions made by Administrative Agent under
Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in
Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing contained in this section shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Governmental Authority order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.6. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds in Cash Equivalents pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Administrative Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender or LC Issuer) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

     Section 9.7. Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Majority Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders Parties, appoint a successor Administrative Agent meeting the


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qualifications set forth above provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of the Lenders Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender Parties directly, until such time as Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Section 9.8. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 9.9. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the "Bookrunners," "Arrangers," "Co-Arrangers," "Syndication Agent" or "Documentation Agent" listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or LC Issuer hereunder.

                            ARTICLE X - Miscellaneous

     Section 10.1. Waivers and Amendments; Acknowledgments.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right,


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power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Credit Party shall in any case of itself entitle any Credit Party to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by Majority Lenders. Notwithstanding the foregoing or anything to the contrary herein (but subject to Section 2.17), Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would:

          (1) waive any of the conditions specified in Article IV,

          (2) increase the maximum amount which such Lender is committed hereunder to lend,

          (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note,

          (4) extend the Maturity Date or postpone any date fixed for any payment of any such fees, principal or interest,

          (5) amend the definition herein of "Majority Lenders" or "Super Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents,

          (6) release Borrower from its obligation to pay such Lender's Obligations or release any Guarantor from its Guaranty of such payment, except that a Guarantor's Guaranty may be released in connection with a sale of such Guarantor's Equity that has been consented to by Majority Lenders and except that Debt Holdco's Guaranty (as well as its Obligations under any other Security Documents) shall be released upon the payment or termination, or reassignment to Borrower, or any combination of the foregoing, of all Intercompany Obligations owing to Debt Holdco by Borrower or any of Borrower's Subsidiaries,

          (7) release all or any material portion of the Collateral, except for such releases relating to sales or dispositions of property permitted by the Loan Documents or required


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     under any intercreditor agreement entered into in connection with the
     "Second Lien Notes" (as described in Schedule 4) issued by Borrower in compliance herewith, or

          (8) amend this Section 10.1(a).

Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender affected thereby (or, as applicable, an Affiliate of such Lender), execute and deliver any waiver or amendment to any Loan Document which would (i) cause an obligation under any outstanding Hedging Contract owing to such Lender (or its Affiliate) that, prior to such waiver or amendment, constituted a "Lender Hedging Obligation" as defined herein to cease to be a "Lender Hedging Obligation" as defined herein or (ii) change the provisions of Section 8.3 in any way that reduced the ratable payment of such Lender Hedging Obligation as set out in such section.

     (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iv) no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Credit Parties, on one hand, and each Lender Party on the other hand, is and shall be solely that of debtor and creditor, respectively, provided that, solely for purposes of Section 10.5(c), Administrative Agent shall act as the agent of Borrower in maintaining the Register as set forth therein, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Credit Party and any Lender Party, (vii) Administrative Agent is not Borrower's Administrative Agent, but Administrative Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


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           THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.2. Survival of Agreements; Cumulative Nature. All of Credit Parties' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Credit Party to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Credit Parties in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 10.3. Notices; Effectiveness; Electronic Communication.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to Borrower, Administrative Agent or LC Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such person on the signature pages hereto;

          (ii) if to any other Lender Party, to it at its address, telecopier number, electronic mail address or telephone number as specified on the Lenders Schedule;

          (iii) if to any Guarantor, to the address, telecopier number, electronic mail address or telephone number specified for such person in its Guaranty, or if no address is given in the Guaranty, in care of Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have


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been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower or any other Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders Parties materials and/or information provided by or on behalf of Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Lender Parties to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.7); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

     (c) Change of Address, Etc. Each of Borrower, any other Credit Party, Administrative Agent and LC Issuer may change its address, telecopier or telephone number for


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notices and other communications hereunder by notice to the other parties hereto. Each other Lender Party may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent and LC Issuer.

     Section 10.4. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or LC Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or LC Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release or discharge of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto. THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN


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WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE,
provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or if Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), LC Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), LC Issuer or such Related Party, as the case may be, such Lender's Percentage share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or LC Issuer in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.17.

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

     Section 10.5. Successors and Assigns; Joint and Several Liability.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its commitment and the Loans at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade
     Date) shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably conditioned, withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the commitment assigned;

          (iii) any assignment of a Commitment must be approved by LC Issuer unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with the Note subject to such assignment and a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.2, 3.4, 3.5 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

     (c) Register. Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, and the Lenders Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the fifth sentence of Section 10.1(a) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 6.14 as though it were a Lender, provided such Participant agrees to be subject to
Section 9.5 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.2 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.5(e) as though it were a Lender. Each Participant shall be subject to Section 3.7(b) and shall be required to sell its participation pursuant thereto, as if it were a Lender holding a direct interest in this Agreement.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Joint and Several Liability. All Obligations which are incurred by two or more Credit Parties shall be their joint and several obligations and liabilities.

     Section 10.6. Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to such Lender Party or any of its Affiliates on a nonconfidential basis from a source other than a Credit Party.

     For purposes of this Section, "Information" means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to a Lender Party on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries, provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 10.7. Governing Law; Submission to Process.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR LC ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     Section 10.8. Limitation on Interest. Lender Parties, Credit Parties and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be contracted for, charged, or received by applicable Law from time to time in effect. Neither any Credit Party nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

     Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations or Lender Hedging Obligations are owing (other than indemnity obligations and similar obligations that survive the termination of this Agreement for which no notice of a claim has been received by Borrower) elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no such Obligations or Lender Hedging Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Credit Party in any Loan Document, any Obligations under Sections 3.2 through Section 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby irrevocably authorized to execute all such instruments (as well as any release referred to in clauses (6) or (7) of Section 10.1(a)) on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 10.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY "SPECIAL DAMAGES," AS DEFINED BELOW. EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     Section 10.13. USA PATRIOT Act Notice. Each Lender Party that is subject to the Act (as hereinafter defined) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender Party or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                        AREP OIL & GAS LLC,
                                        Borrower


                                        By: /s/ Philip D. Devlin
                                            ------------------------------------
                                        Name: Philip D. Devlin
                                        Title: Vice President and Secretary

                                        Address:
                                        1400 One Energy Square
                                        4925 Greenville Avenue
                                        Dallas, TX 75206

                                        Attention: Philip D. Devlin

                                        Telephone: (214) 692-9211
                                        Fax:       (214) 692-5055

                                        CITICORP USA, INC.,
                                        Administrative Agent, LC Issuer
                                        and Lender


                                        By: /s/ David E. Hunt
                                            ------------------------------------
                                        Name: David E. Hunt
                                        Title: Vice President

                                        Address:
                                        388 Greenwich Street
                                        New York, NY 10013

                                        Attention: David E. Hunt

                                        Telephone: (713) 654-2829
                                        Fax:       (713) 654-2849

                                        CITIBANK, N.A., as LC Issuer


                                        By: /s/ David E. Hunt
                                            ------------------------------------
                                        Name: David E. Hunt
                                        Title: Vice President

                                        Address:
                                        388 Greenwich Street
                                        New York, NY 10013

                                        Attention: David E. Hunt

                                        Telephone: (713) 654-2829
                                        Fax:       (713) 654-2849

                                        BEAR STEARNS CORPORATE LENDING INC.,
                                        Syndication Agent and Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        Bear, Stearns & Co. Inc.
                                        383 Madison Avenue, 8th Floor
                                        New York, NY 10179

                                        Attention: Bryan J. Carter Jr.

                                        Telephone: (212) 272-0219
                                        Fax:       (212) 272-9184

                                        ALLIED IRISH BANKS P.L.C., Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        AIB Corporate Banking
                                        405 Park Avenue, 4th Floor
                                        New York, NY 10022

                                        Attention: Mark Connelly
                                        Telephone: (212) 515-6773
                                        Fax:       (212) 339-8325

                                        AMEGY BANK N.A., Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        1807 Ross Avenue, 4th Floor
                                        Dallas, TX 75201

                                        Attention: Tim Merrell

                                        Telephone: (214) 754-6033
                                        Fax:       (214) 754-9687

                                        BANK OF TEXAS, N.A., Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        1401 McKinney, Suite 1650
                                        Houston, TX 77010

                                        Attention: Mari Salazar

                                        Telephone: (713) 289-5813
                                        Fax:       (713) 289-5825

                                        MALAYAN BANKING BERHAD, NY BRANCH,
                                        Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        400 Park Avenue, 9th Floor
                                        New York, NY 10022

                                        Attention: Nor Akmar Wallace

                                        Telephone: (212) 303-1319
                                        Fax:       (212) 308-0109

                                        MIZUHO CORPORATE BANK, LTD., Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        1251 Avenue of the Americas
                                        New York, NY 10020

                                        Attention: Leon Mo

                                        Telephone: (212) 282-4984
                                        Fax:       (212) 282-4488

                                        REGIONS BANK, Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        5005 Woodway, Suite 110
                                        Houston, TX 77056

                                        Attention: Gardner Cannon

                                        Telephone: (713) 426-7142
                                        Fax:       (713) 426-7180

                                        THE BANK OF NOVA SCOTIA, Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        1100 Louisiana, Suite 3000
                                        Houston, TX 77002

                                        Attention: Mike Roberts

                                        Telephone: (713) 759-3449
                                        Fax:       (713) 752-2425

                                        WESTLB AG, NY BRANCH, Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                        1211 Avenue of the Americas
                                        New York, NY 10036

                                        Attention: Duncan Robertson

                                        Telephone: (212) 852-6107
                                        Fax:       (212) 597-1157

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

$______________                                             *[December __, 2005]

     FOR VALUE RECEIVED, the undersigned, AREP OIL & GAS LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of ______________________________________ ("Lender"), the principal sum of
________________ Dollars ($_________), or, if greater or less, the aggregate unpaid principal amount of the Loans made by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Administrative Agent under the Credit Agreement, or at such other place as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated *[December __, 2005] among Borrower, Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and the lenders (including Lender) referred to therein (as from time to time supplemented, amended or restated, the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest


                                   EXHIBIT A-1
payable hereunder, in each case, in accordance with the terms and conditions set forth in the Credit Agreement.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of New York (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

                                        AREP OIL & GAS LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT A-2

                                                                       EXHIBIT B

                            FORM OF BORROWING NOTICE

     Reference is made to that certain Credit Agreement dated as of *[December __, 2005] (as amended or supplemented, the "Agreement"), by and among AREP Oil & Gas LLC ("Borrower"), Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.1 of the Agreement as follows:

Aggregate amount of Borrowing:                   $_________________

Type of Loans in Borrowing:                      __________________

Date on which Loans are to be advanced:          __________________

Length of Interest Period for Eurodollar Loans
(1, 2, 3 or 6 months):                           ___________ months

If combined with existing Loans see attached
Continuation/Conversion Notice.

     To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

     The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

     (a) The representations and warranties of each Credit Party set forth in the Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, except for any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty shall have been true in all respects on and as of such earlier date.

     (b) No Default exists on the date hereof, both before and after giving effect to the making of the Loan requested hereby.

     (c) No Material Adverse Change has occurred, and no event or circumstance has occurred that would reasonably be anticipated to cause a Material Adverse Change since the date of the Initial Financial Statements.


                                   EXHIBIT B-1

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

                                        AREP OIL & GAS LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT B-2

                                                                       EXHIBIT C

                     FORM OF CONTINUATION/CONVERSION NOTICE

     Reference is made to that certain Credit Agreement dated as of *[December __, 2005] (as amended or supplemented, the "Agreement"), by and among AREP Oil & Gas LLC ("Borrower"), Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     Borrower hereby requests a Conversion or Continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

     Existing Borrowing(s) to be continued or converted:

          $____________ of Eurodollar Loans with Interest Period ending
_____________.

          $____________ of Base Rate Loans

          If being combined with new Loans, $____________ of new Loans to be advanced on ____________

Aggregate amount of Borrowing:                   $_________________

Type of Loans in new Borrowing:                  __________________

Date of Continuation or Conversion:              __________________

Length of Interest Period for Eurodollar Loans
(1, 2, 3 or 6 months):                           ___________ months

     To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

     The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request contained herein.

     (a) The representations and warranties of each Credit Party set forth in the Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, except for any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty shall have been true in all respects on and as of such earlier date.


                                   EXHIBIT C-1

     (b) No Default exists on the date hereof, both before and after giving effect to the making of the Loan requested hereby.

     (c) No Material Adverse Change has occurred, and no event or circumstance has occurred that would reasonably be anticipated to cause a Material Adverse Change since the date of the Initial Financial Statements.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF this instrument is executed as of ___________, 20__.

                                        AREP OIL & GAS LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT C-2

                                                                       EXHIBIT D

                        FORM OF CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

     Reference is made to that certain Credit Agreement dated as of *[December __, 2005] (as amended or supplemented, the "Agreement"), by and among AREP Oil & Gas LLC ("Borrower"), Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 6.2(d) of the Agreement. Together herewith Borrower is furnishing to Administrative Agent Borrower's financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each Lender that:

     (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

     (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

     (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections [7.1, 7.3,
7.6 and 7.11] of the Agreement [and Borrower's non-compliance as of such date with the requirements of Section(s) [7.1, 7.3, 7.6 and 7.11] of the Agreement];

     (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the requirements of Section 6.17 of the Agreement, and no Default or Internal Control Event otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except as described on a schedule attached hereto].

     (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of each Credit Party set forth in the Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, except for any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty shall have been true in all respects on and as of such earlier date.

     The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.


                                   EXHIBIT D-1

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

                                        AREP OIL & GAS LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT D-2

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below (including, without limitation, any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:             _______________________________

2. Assignee:             _______________________________
                         [and is an Affiliate/Approved Fund of [identify
                         Lender]]

3. Borrower(s):          AREP OIL & GAS LLC

4. Administrative Agent: CITICORP USA, INC., as the administrative agent under the Credit Agreement

5. Credit Agreement:     The Credit Agreement dated as of *[December __, 2005]
                         among AREP Oil & Gas LLC, the Lenders from time to time party thereto, Citicorp USA, Inc., as Administrative Agent, and the other agents parties thereto.

6. Assigned Interest:    _______________________________


                                   EXHIBIT E-1

   AGGREGATE AMOUNT OF                                     PERCENTAGE
COMMITMENT/LOANS FOR ALL   AMOUNT OF COMMITMENT/LOANS      ASSIGNED OF
         LENDERS                    ASSIGNED            COMMITMENT/LOANS
------------------------   --------------------------   ----------------
            $                           $                       %
            $                           $                       %
            $                           $                       %

7. [Trade Date: _______________________________]


                                   EXHIBIT E-2

     Effective Date: ___________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

[Consented to and] Accepted:

CITICORP USA, INC., as
Administrative Agent


By:
    ---------------------------------
Title
      -------------------------------

[Consented to]:


[NAME OF BORROWER OR OTHER CONSENTING
PARTY]


By:
    ---------------------------------
Title
      -------------------------------


                                   EXHIBIT E-3

                                            ANNEX 1 to Assignment and Assumption

                          STANDARD TERMS AND CONDITIONS
                          FOR ASSIGNMENT AND ASSUMPTION

     1.   Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and
(b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.


                                   EXHIBIT E-4

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   EXHIBIT E-5

                                                                       EXHIBIT F

                          LETTER OF CREDIT APPLICATION


                                   EXHIBIT F-1

                                                                       EXHIBIT G

                      FORM OF COMMITMENT INCREASE AGREEMENT

     THIS COMMITMENT INCREASE AGREEMENT is made as of the ___ day of _______, 20__, by and among AREP OIL & GAS LLC, a Delaware limited liability company (the "BORROWER"), CITICORP USA, INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), and the parties signatory hereto as the Increasing Lenders and the New Lenders.

                                    RECITALS

     Borrower, Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and the Lenders party thereto ("LENDERS") have entered into that certain Credit Agreement dated as of December __, 2005 (as heretofore amended, supplemented, modified, or restated, the "CREDIT AGREEMENT"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

     Pursuant to Section 2.17 of the Credit Agreement, Borrower and Administrative Agent, without any further consent of any of the Lenders, have the right, in the event that the Lenders designate a Borrowing Base in excess of the Aggregate Commitment then in effect, to cause an increase in the Aggregate Commitment by adding to the Credit Agreement one or more financial institutions as Lenders (such financial institutions being referred to herein as "NEW LENDERS" and each such financial institution a "NEW LENDEr") or by allowing one or more Lenders to increase their respective Commitments (such Lenders being referred to herein as "INCREASING LENDERS" and each such Lender an "INCREASING LENDER"); provided however that each of the conditions to such increase in
Section 2.17 of the Credit Agreement shall have occurred and been complied with as of the Increase Effective Date (as defined below).

                                    AGREEMENT

     1. Borrower, Administrative Agent, the parties signatory hereto as Increasing Lenders or as New Lenders hereby agree that from and after the date hereof, Increasing Lenders and New Lenders shall have the respective Commitments as set forth on the attached Supplement to Schedule 1. By its execution and delivery of this Commitment Increase Agreement, each New Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement. Such Commitment of each New Lender and the increase in the Commitments of each Increasing Lenders shall represent an increase in the Aggregate Commitments pursuant to Section 2.17 of the Credit Agreement.

     2. Administrative Agent hereby consents to and approves the Commitment of each New Lender and the increase in the Commitment of each Increasing Lender and such resulting increase in the Aggregate Commitments pursuant to Section 2.17 of the Credit Agreement.

     3. This Commitment Increase Agreement shall be effective on the date (the "INCREASE EFFECTIVE DATE") that (i) Borrower and each New Lender and each Increasing Lender


                                   EXHIBIT G-1
execute a counterpart hereof and delivers the same to Administrative Agent, (ii) Administrative Agent executes a counterpart hereof, and (iii) each of the conditions to the increase in the Commitment in Section 2.17 of the Credit Agreement shall have occurred.

     4. Borrower (i) represents and warrants that, as of the Increase Effective Date, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all respects on and as of the Increase Effective Date after giving effect to such increase, except as to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and no Default or Event of Default exists, (ii) ratifies and confirms each of the Loan Documents to which it is a party, (iii) agrees that all Loan Documents shall apply to the Obligations as they are increased by this Commitment Increase Agreement, and (iv) agrees that its obligations and covenants under each Loan Document are otherwise unimpaired hereby and shall remain in full force and effect.

     5. Each New Lender and each Increasing Lender represents and warrants that it has received a copy of the Credit Agreement, the most recent financial statement delivered pursuant to Section 6.2 thereof and such other document and information as it has determined appropriate to make its own credit analysis and decision to enter into this Commitment Increase Agreement, and that it has made such analysis and decision independently and without reliance on Administrative Agent, LC Issuer or any other Lender.

     6. This Commitment Increase Agreement may not be amended, changed, waived or modified, except by a writing executed by the parties hereto.

     7. This Commitment Increase Agreement together with the Credit Agreement embody the entire agreement among New Lenders, Increasing Lenders, Borrower and Administrative Agent with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

     8. This Commitment Increase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. Each such counterpart shall become effective when counterparts have been executed by all parties hereto. Delivery of an executed counterpart of this Commitment Increase Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Increase Agreement.

     9. This Commitment Increase Agreement shall be binding upon and inure to the benefit of each Lender, Administrative Agent, and Borrower and their respective successors and permitted assigns, except that no party may assign or transfer any of its rights or obligations hereunder except as contemplated in the Credit Agreement.

     10. This Commitment Increase Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                   EXHIBIT G-2

     IN WITNESS WHEREOF, Administrative Agent, Borrower, and each New Lender and each Increasing Lender have executed this Commitment Increase Agreement as of the date shown above.

                                        AREP OIL & GAS LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CITICORP USA, INC., as Administrative
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT G-3

                 Signature Page to Commitment Increase Agreement

     IN WITNESS WHEREOF, the undersigned has executed this Commitment Increase Agreement as of the date shown above.

                                        ----------------------------------------
                                        [Name of Lender]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   EXHIBIT G-4

                              CONSENT AND AGREEMENT

     Reference is hereby made to (i) that certain Commitment Increase Agreement dated as of ________, 20__ (the "COMMITMENT INCREASE AGREEMENT"), by and among AREP OIL & GAS LLC a Delaware limited liability company (the "BORROWER"), CITICORP USA, INC., as administrative agent (the "ADMINISTRATIVE AGENT"), and the Lenders party thereto, (ii) that certain Credit Agreement dated as of December __, 2005 (as amended, supplemented, modified or restated, the "CREDIT AGREEMENT") by and among Borrower, Administrative Agent and the Lenders party thereto, and (iii) the Guaranty to which any of the undersigned is a party. Terms that are defined in the Credit Agreement and used but not defined herein have the meanings given to them in the Credit Agreement.

     By its execution below, each of the undersigned hereby (a) consents to the provisions of the Commitment Increase Agreement and the transactions contemplated therein, (b) ratifies and confirms the Guaranty and the Security Documents executed by it pursuant to the Credit Agreement after giving effect to the Commitment Increase Agreement, (c) agrees that all of its respective obligations and covenants under such Guaranty and Security Documents shall remain unimpaired by the execution and delivery of the Commitment Increase Agreement and the other documents and instruments executed in connection therewith, and (d) agrees that such Guaranty and Security Documents shall remain in full force and effect.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


                                   EXHIBIT G-5

     IN WITNESS WHEREOF, the undersigned Guarantors have executed this Consent and Agreement to Commitment Increase Agreement as of the date shown above.

                                        [GUARANTORS]


                                        By:
                                            ------------------------------------


                                   EXHIBIT G-6

                            SUPPLEMENT TO SCHEDULE I
                                   COMMITMENTS

LENDER   COMMITMENT
------   ----------



                                   EXHIBIT G-7